                             SECOND AMENDED AND RESTATED

                         UNSECURED REVOLVING CREDIT AGREEMENT

                            DATED AS OF NOVEMBER 23, 1998

                                        AMONG

                            CENTERPOINT PROPERTIES TRUST,

                                     AS BORROWER,

                         THE FIRST NATIONAL BANK OF CHICAGO

                       AS ADMINISTRATIVE AGENT AND LENDER, AND

                              BANK OF AMERICA, N.T.S.A.

                        AS DOCUMENTATION AGENT AND LENDER, AND

                              THE SEVERAL OTHER LENDERS
                           FROM TIME TO TIME PARTIES HERETO

                                  TABLE OF CONTENTS

ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II
THE CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.1.   Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.2.   Final Principal Payment and Extension Option . . . . . . . . . . . . . . . . . . .  21
     2.3.   Ratable Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.4.   Applicable Margins . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     2.5.   Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.6.   Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.7.   Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.8.   Optional Principal Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.9.   Method of Selecting Types and Interest Periods for New Advances. . . . . . . . . .  23
     2.10.  Conversion and Continuation of Outstanding Advances. . . . . . . . . . . . . . . .  24
     2.11.  Changes in Interest Rate, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     2.12.  Rates Applicable After Default . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     2.13.  Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     2.14.  Competitive Bid Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     2.15.  Fixed Rate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     2.16.  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     2.17.  Notes; Telephonic Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     2.18.  Interest Payment Dates; Interest and Fee Basis . . . . . . . . . . . . . . . . . .  32
     2.19.  Notification of Advances, Interest Rates and Prepayments . . . . . . . . . . . . .  32
     2.20.  Lending Installations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     2.21.  Non-Receipt of Funds by the Administrative Agent . . . . . . . . . . . . . . . . .  33
     2.22.  Withholding Tax Exemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     2.23.  Voluntary Reduction of Aggregate Commitment Amount . . . . . . . . . . . . . . . .  34
     2.24.  Increase in Aggregate Commitment Amount. . . . . . . . . . . . . . . . . . . . . .  34
     2.25   Usury. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     2.26   Application of Moneys Received . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE III
THE LETTER OF CREDIT SUBFACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     3.1.   Obligation to Issue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     3.2.   Types and Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     3.3.   Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     3.4.   Procedure for Issuance of Facility Letters of Credit . . . . . . . . . . . . . . .  38
     3.5.   Reimbursement Obligations; Duties of Issuing Bank. . . . . . . . . . . . . . . . .  39
     3.6.   Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     3.7.   Payment of Reimbursement Obligations . . . . . . . . . . . . . . . . . . . . . . .  41
     3.8.   Compensation for Facility Letters of Credit. . . . . . . . . . . . . . . . . . . .  42
     3.9.   Letter of Credit Collateral Account. . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE IV

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
CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     4.1.   Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     4.2.   Changes in Capital Adequacy Regulations. . . . . . . . . . . . . . . . . . . . . .  43
     4.3.   Availability of LIBOR Advances . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     4.4.   Funding Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     4.5.   Lender Statements; Survival of Indemnity . . . . . . . . . . . . . . . . . . . . .  44
     4.6.   Limitation on Borrower's Liability . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE V
CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     5.1.   Initial Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     5.2.   Conditions to Each Advance, Issuance of Facility Letter of Credit and
            Continuation/Conversion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VI
REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.1.   Existence.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.2.   Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.3.   No Conflict; Government Consent. . . . . . . . . . . . . . . . . . . . . . . . . .  49
     6.4.   Financial Statements; Material Adverse Change. . . . . . . . . . . . . . . . . . .  49
     6.5.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     6.6.   Litigation and Contingent Obligations. . . . . . . . . . . . . . . . . . . . . . .  49
     6.7.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.8.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.9.   Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     6.10.  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     6.11.  Material Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     6.12.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     6.13.  Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     6.14.  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.15.  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.16.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.17.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.18.  NYSE and REIT Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     6.19.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     6.20.  Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.21.  Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.22.  Property Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.23.  Updated Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.24.  Unencumbered Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.25.  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE VII
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     7.1.   Financial Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     7.2.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.3.   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.4.   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.5.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.6.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.7.   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.8.   Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.9.   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.10.  Maintenance of Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     7.11.  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     7.12.  Merger; Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     7.13.  Transfers of Unencumbered Assets . . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.14.  Ownership and Control of Borrower. . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.15.  Subsidiaries and Qualifying Investment Affiliates. . . . . . . . . . . . . . . . .  64
     7.16.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.17.  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     7.18.  Interest Rate Hedging. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     7.19.  Variable Interest Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     7.20.  Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     7.21.  Indebtedness and Cash Flow Covenants . . . . . . . . . . . . . . . . . . . . . . .  66
     7.22.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     7.23.  Notification of Rating Change. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.24.  Maximum Revenue from Single Tenant . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.25.  Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.26.  Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.27.  Acceleration Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.28.  Lien Searches; Title Searches. . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     7.29.  Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     7.30.  Calculation of Financial Covenants Upon Property Breaches. . . . . . . . . . . . .  69

ARTICLE VIII
DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE IX
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  72
     9.1.   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     9.2.   Amendments, Waivers, Decisions.  . . . . . . . . . . . . . . . . . . . . . . . . .  73
     9.3.   Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE X
GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     10.1.  Survival of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     10.2.  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     10.3.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

     10.4.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     10.5.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     10.6.  Several Obligations; Benefits of this Agreement. . . . . . . . . . . . . . . . . .  75
     10.7.  Expenses; Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     10.8.  Numbers of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.9.  Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.10. Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.11. Nonliability of Lenders, Arrangers, Administrative Agent and
            Documentation Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.12. Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.13. Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.14. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     10.15. CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     10.16. CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     10.17. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE XI
THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS. . . . . . . . . . . . . . . . . . . . .  78
     11.1.  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     11.2.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     11.3.  General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     11.4.  No Responsibility for Loans, Recitals, etc.. . . . . . . . . . . . . . . . . . . .  79
     11.5.  Action on Instructions of Lenders. . . . . . . . . . . . . . . . . . . . . . . . .  79
     11.6.  Employment of Administrative Agents and Counsel. . . . . . . . . . . . . . . . . .  79
     11.7.  Reliance on Documents; Counsel . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     11.8.  Administrative Agent's Reimbursement and Indemnification . . . . . . . . . . . . .  80
     11.9.  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     11.10. Lender Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     11.11. Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     11.12. Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     11.13. Requests for Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     11.14. Copies of Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     11.15. Defaulting Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XII
RATABLE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     12.1.  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     12.2.  Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. . . . . . . . . . . . . . . . . . . . . . .  84
     13.1.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     13.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
            13.2.1.  Permitted Participants; Effect. . . . . . . . . . . . . . . . . . . . . .  84
            13.2.2.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     13.3.  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
            13.3.1.  Permitted Assignments . . . . . . . . . . . . . . . . . . . . . . . . . .  85


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

            13.3.2.  Effect; Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . .  85
     13.4.  Designation of Lender to Make Competitive Loans. . . . . . . . . . . . . . . . . .  86
     13.5.  Dissemination of Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     13.6.  Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     13.7.  Possession of Loan Documents and Register. . . . . . . . . . . . . . . . . . . . .  87

ARTICLE XIV
NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     14.1.  Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     14.2.  Change of Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     14.3.  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

ARTICLE XV
COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88


                                                                                               PAGE
Exhibits:

Exhibit A      Pricing Grid
Exhibit B-1    Form of Note
Exhibit B-2    Competitive Bid Notes
Exhibit C-1    Competitive Bid Quote Request
Exhibit C-2    Invitation to Submit Competitive Bids
Exhibit C-3    Competitive Bid Quote
Exhibit D      Form of Opinion
Exhibit E      Form of Compliance Certificate
Exhibit F      Form of Assignment Agreement
Exhibit G      Form of Loan/Credit Related Money Transfer Instruction
Exhibit H      Minimum Specifications for Environmental Investigations
Exhibit I      Form of Designation Agreement
Exhibit J      Form of Amendment Regarding Increase


Schedules:

Schedule 1     Subsidiaries and Other Investments
Schedule 2     Unencumbered Assets
Schedule 3     Indebtedness and Liens
Schedule 4     Plans and Multiemployer Plans
Schedule 5     Environmental Disclosures
Schedule 6     Noncompliance with Laws
Schedule 7     Litigation and Investigations
Schedule 8     Contingent Obligations
Schedule 9     Indebtedness Defaults


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

                          SECOND AMENDED AND RESTATED
                      UNSECURED REVOLVING CREDIT AGREEMENT

     This Second Amended and Restated Unsecured Revolving Credit Agreement ("AGREEMENT"), dated as of November 23, 1998, is among CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "BORROWER"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "LENDERS"), THE FIRST NATIONAL BANK OF CHICAGO, not individually, but as "ADMINISTRATIVE AGENT", and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA"), not individually, but as Documentation Agent.

                                    RECITALS

     A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing, managing, financing and selling warehouse/industrial properties. It also currently owns three retail properties having approximately 61,183 square feet of gross leasable area, the headquarters building in Skokie, Illinois leased to Ha-Lo, a parking lot located in the Naperville Business Park and one 682-unit apartment complex located at 440 North Lake Street, Miller, Indiana (collectively, the "NON-INDUSTRIAL PROPERTIES").

     B. The Borrower's common shares of beneficial interest are listed on the New York Stock Exchange, and the Borrower is qualified as a real estate investment trust.

     C. The Borrower, the Administrative Agent, and certain of the Lenders entered into an Unsecured Revolving Credit Agreement dated as of October 23, 1996, as previously amended (the "ORIGINAL CREDIT AGREEMENT") pursuant to which the Lenders that are parties thereto agreed to make loans to the Borrower in the maximum aggregate amount of $135,000,000 (the "ORIGINAL FACILITY").

     D. The Original Credit Agreement was amended and restated in an Amended and Restated Unsecured Revolving Credit Agreement dated as of November 13, 1997, as previously amended (the "PRIOR CREDIT AGREEMENT") pursuant to which the Lenders that are parties thereto agreed to make loans to the Borrower in the maximum aggregate amount of $150,000,000 (the "PRIOR FACILITY").

     E. The Borrower has requested that the Lenders increase the amount of loans that are available to the Borrower to the aggregate amount of $250,000,000 pursuant to the terms of this Agreement (the "Facility"), and that the Administrative Agent act as administrative agent for the Lenders and that the Documentation Agent act as documentation agent for the Lenders and that certain other changes be made to the Prior Facility. The Administrative Agent, the Documentation Agent and the Lenders have agreed to do so.

     F. First Chicago Capital Markets has arranged the Facility between the Lenders and Borrower and coordinated the closing of the Facility.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


     As used in this Agreement:

     "ABSOLUTE INTEREST PERIOD" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of up to 180 days as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Facility Termination Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

     "ABSOLUTE RATE" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate.

     "ADMINISTRATIVE AGENT" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE XI.

     "ADMINISTRATIVE AGENT'S FEE" is defined in SECTION 2.6.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type (including Swing Line Loans) and, in the case of LIBOR Advances, for the same Interest Period, including Reimbursement Obligations.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, which initially shall be $250,000,000, subject to decreases as provided in SECTION 2.23 and increases as provided in SECTION 2.24 and which shall otherwise only be increased with the consent of all Lenders.

     "AGREEMENT" means this Second Amended and Restated Unsecured Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

     "ALLOCATED FACILITY AMOUNT" means, at any time, the sum of all then outstanding Advances and the then Facility Letter of Credit Obligations.

     "APPLICABLE CAP RATE" means 10.25% for all Non-industrial Properties that are not multi-family Properties and 9.50% for all industrial and multi-family Properties.

     "APPLICABLE LAWS" is defined in SECTION 6.24(c).

     "APPLICABLE MARGIN" means the applicable margin set forth in the table in SECTION 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with the long term unsecured debt rating of Borrower or the rating of this Facility in the manner set forth in SECTION 2.4.

     "ARRANGERS" means Documentation Agent and First Chicago Capital Markets,
Inc.

     "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

     "ASSIGNMENT" as defined in SECTION 13.3.

     "AUTHORIZED OFFICER" means with respect to the Borrower any of the President, Executive Vice President, Chief Operating Officer, Chief Financial Officer or Treasurer, acting singly.

     "BORROWER" means CenterPoint Properties Trust, and its successors and permitted assigns.

     "BORROWING DATE" means a date on which an Advance is made hereunder.

     "BORROWING NOTICE" is defined in SECTION 2.9.

     "BREAK-UP FEE" means the amount due pursuant to SECTION 4.4 in the event a LIBOR Advance or Fixed Rate Advance is prepaid.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

     "CAPITAL EXPENDITURE RESERVE AMOUNT" means, for any period, 5CENTS per square foot of leasable space in Unencumbered Assets (on an annualized basis).

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     "CAPITALIZED LEASE" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "CASH EQUIVALENTS" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $100,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 120 days from such date; and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's.

     "CBR ADVANCE" means an Advance which bears interest at the CBR Rate.

     "CBR APPLICABLE MARGIN" means, as of any date, the Applicable Margin in effect on such date with respect to CBR Advances and CBR Loans, as determined in accordance with SECTION 2.4.

     "CBR LOAN" means a Loan which bears interest at the CBR Rate.

     "CBR RATE" means, for any day, a rate per annum equal to (i) the Corporate Base Rate for such day plus (ii) CBR Applicable Margin for such day, in each case changing when and as the Corporate Base Rate changes.

     "CDP" means CenterPoint Development Corporation.

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "COMPETITIVE BID BORROWING NOTICE" is defined in SECTION 2.14(f).

     "COMPETITIVE BID LENDER" means a Lender or Designated Lender which has a Competitive Bid Loan outstanding.

     "COMPETITIVE BID LOAN" is a Loan made pursuant to SECTION 2.14 hereof.

     "COMPETITIVE BID NOTE" means a new or an amended and restated promissory note payable to the order of the applicable Lender in the form attached hereto as EXHIBIT B-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

     "COMPETITIVE BID QUOTE" means a response submitted by a Lender to the Administrative Agent or the Borrower, as the case may be with respect to an Invitation for Competitive Bid Quotes in the form attached as EXHIBIT C-3.

     "COMPETITIVE BID QUOTE REQUEST" means a written request from Borrower to Administrative Agent in the form attached as EXHIBIT C-1.

     "COMPETITIVE LIBOR MARGIN" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

     "CONDEMNATION" is defined in SECTION 8.9.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, an amount equal to (a) Market Capitalization as of such date MINUS (b) Total Liabilities (other than Excludable Convertible Securities) as of such date.

     "CONSOLIDATED SECURED INDEBTEDNESS" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding at such date which is secured by a Lien on any asset of the Borrower or any Subsidiary, including without limitation loans secured by mortgages, stock, or partnership interests, (b) the Borrower's pro rata share (based on economic interest) of any secured debt of Investment Affiliates, without duplication of any Indebtedness included under clause (a), after eliminating intercompany items, and (c) the aggregate principal amount of all unsecured Indebtedness of the Subsidiaries of Borrower that have not furnished guaranties of the Facility.

     "CONSOLIDATED SENIOR UNSECURED INDEBTEDNESS" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding at such date (excluding Indebtedness which is contractually subordinated to the Indebtedness of the Borrower and its Subsidiaries under the Loan Documents on customary terms acceptable to the Administrative Agent) which does not constitute Consolidated Secured Indebtedness, and (b) the Borrower's pro rata share (based on economic interest) of any unsecured debt of Qualifying Investment Affiliates that own assets included in the calculation of Value of Unencumbered Assets, without duplication of any Indebtedness included under clause (a), after eliminating intercompany items.

     "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items.

     "CONSOLIDATED UNSECURED INDEBTEDNESS" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries outstanding at such date which does not constitute Consolidated Secured Indebtedness, after eliminating intercompany items.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries or Qualifying Investment Affiliates, are treated as a single employer under
Section 414 of the Code.

     "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.10.

     "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

     "CRS" means CenterPoint Realty Services Corporation.

     "DEBT SERVICE" means, for any period, (a) Interest Expense for such period PLUS (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Borrower, or any of its Subsidiaries PLUS (c) a percentage of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Borrower or any Subsidiary is liable and (y) the percentage ownership interest in such Investment Affiliate held by the Borrower and any Subsidiaries, in the aggregate, without duplication.

     "DEBT-TYPE PREFERRED STOCK" means, for any Person, any preferred stock issued by such Person which is not typical preferred stock but instead is both
(i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect subsidiary of such Person or secured by any property of such Person or any direct or indirect subsidiary of such Person.

     "DEBT-TYPE PREFERRED STOCK EXPENSE" for any period for any Person, the aggregate dividend payments due to the holders of Debt-Type Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period.

     "DEFAULT" means an event of default described in ARTICLE VIII.

     "DEFAULTING LENDER" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     "DESIGNATED LENDER" means any Person who has been designated by a Lender to fund Competitive Bid Loans.

     "DESIGNATING LENDER" is defined in SECTION 13.4.

     "DESIGNATION AGREEMENT" means a designation agreement entered into by a Lender (other than a Designated Lender) and a Designated Lender, and accepted by the Administrative Agent and Borrower, in substantially the form of
Exhibit I hereto.

     "DOCUMENTATION AGENT" means Lehman Brothers Holdings Inc.

     "DUFF & PHELPS" means Duff & Phelps Credit Rating Company.

     "EBITDA" means income before extraordinary items (but after the impact of minority interests and reduced to eliminate any income from Investment Affiliates), as reported by the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, plus Interest Expense, depreciation, amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by the Borrower and any Subsidiaries, in the aggregate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over the Borrower, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Borrower, any Investment Affiliate, or any Subsidiary or any of their respective assets or Properties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "EXCLUDABLE CONVERTIBLE SECURITIES" means convertible subordinated debt instruments which can be converted by the holder into common shares of the Borrower at a price which is less than the market price for such shares as of the end of the applicable quarter or which were converted during such quarter.

     "FACILITY" is defined in RECITAL E.

     "FACILITY FEE" is defined in SECTION 2.5.

     "FACILITY LETTER OF CREDIT" means a Letter of Credit issued hereunder.

     "FACILITY LETTER OF CREDIT OBLIGATIONS" means, as at the time of determination thereof, all liabilities, whether actual or contingent, without duplication, of the Borrower with respect to Facility Letters of Credit, including the aggregate undrawn face amount of the then outstanding Facility Letters of Credit, but not including Reimbursement Obligations.

     "FACILITY TERMINATION DATE" means October 24, 2001, subject to extension pursuant to the terms and conditions of SECTION 2.2 hereof or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "FINANCEABLE GROUND LEASE" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term of no less than 25 years from the Closing Date, (ii) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so, (iii) a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) free transferability of the tenant's interest under the ground lease and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage.

     "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

     "FITCH" means Fitch Investors Service, L.P.

     "FIXED RATE" as defined in SECTION 2.15.

     "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed
Rate.

     "FULLY DILUTED DEBT SERVICE" means Debt Service less the amount of Debt Service attributable to instruments which as of the end of the applicable quarter are Excludable Convertible Securities.

     "FUNDED PERCENTAGE" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time (including Swing Line Loans and Competitive Bid Loans), and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time (including Swing Line Loans and Competitive Bid Loans).

     "FUNDS FROM OPERATIONS" means, for any period, net income for such period before depreciation and amortization, gains or losses from extraordinary items (but including gains or losses on sales of real estate in the ordinary course of business, E.G. build to suits), gains or losses on investments in marketable securities and any provisions/benefits for income taxes for such period, and after adjustments for Investment Affiliates, including joint ventures.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 7.1.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any quasi-governmental agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "INDEBTEDNESS" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in


                                     -10
respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for Letters of Credit and other contingent liabilities, (h) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) Debt-Type Preferred Stock, (k) such Person's pro rata share of debt in Investment Affiliates and (l) 100% of any loans where such Person is liable as a general partner, provided, however, that Indebtedness shall not include Excludable Convertible Securities or ground lease payments (other than Capitalized Lease Obligations).

     "INTEREST EXPENSE" means all interest expense of the Borrower and its Subsidiaries determined in accordance with GAAP PLUS (i) capitalized interest not covered by an interest reserve from a loan facility, PLUS (ii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which the Borrower is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, PLUS (iii) the allocable percentage of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the applicable economic interest in such Investment Affiliate held by the Borrower and any Subsidiaries, in the aggregate, PLUS (iv) Debt-Type Preferred Stock Expense, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

     "INTEREST PERIOD" means an Absolute Rate Interest Period or a LIBOR Interest Period.

     "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business and other than advances to, or deposits with, contractors and suppliers in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "INVESTMENT AFFILIATE" means any Person in which the Borrower, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Borrower on the consolidated financial statements of the Borrower.

     "INVITATION FOR COMPETITIVE BID QUOTES" means a written notice to the Lenders from the Administrative Agent in the form attached as EXHIBIT C-2 for Competitive Bid Loans made pursuant to SECTION 2.14.


                                     -11

     "ISSUANCE DATE" as defined in SECTION 3.4(a)(2).

     "ISSUANCE NOTICE" as defined in SECTION 3.4(c).

     "ISSUING BANK" means, with respect to each Facility Letter of Credit, any Lender which issues such Facility Letter of Credit.

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement, their respective permitted successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

     "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

     "LETTER OF CREDIT" of a Person means a letter of credit which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in SECTION 3.9.

     "LETTER OF CREDIT REQUEST" as defined in SECTION 3.4(a).

     "LIBOR ADVANCE" means an Advance which bears interest at a LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

     "LIBOR APPLICABLE MARGIN" means, as of any date with respect to any LIBOR Advance, the Applicable Margin in effect for such LIBOR Advance as determined in accordance with SECTION 2.4 hereof.

     "LIBOR BASE RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago (or if First Chicago is no longer either Administrative Agent or a Lender, then another Lender agreed upon by Borrower and the Required Lenders) to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period. The LIBOR Base Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "LIBOR INTEREST PERIOD" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period with respect to a LIBOR Advance shall end on (but exclude) the day which corresponds numerically to such


                                     -12
date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day. If Borrower and Lenders agree on a Fixed Rate Advance then reference herein to LIBOR Interest Period shall also include the applicable interest period agreed upon among Borrower and Lenders for the Fixed Rate Advance.

     "LIBOR LOAN" means a Loan which bears interest at a LIBOR Rate.

     "LIBOR RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement but excluding the leasehold interest of a lessee in a lease that is not a Capitalized Lease).

     "LIKE-KIND EXCHANGE" means any exchange of like-kind properties in accordance with Section 1031 of the Code.

     "LOAN" means, with respect to a Lender, such Lender's portion of any Advance.

     "LOAN DOCUMENTS" means this Agreement, the Notes, and any guaranty or other document executed and delivered by the Borrower or a Qualifying Investment Affiliate from time to time and evidencing, securing or guaranteeing payment of indebtedness or obligations incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

     "MARKET CAPITALIZATION" means, without duplication, (a) Total Property Operating Income (allocated appropriately by category of Property) capitalized at the Applicable Cap Rates for each Property type, plus (b) other income (other than income derived from Qualified Mortgages and Cash and Cash Equivalents) capitalized at 15%, plus (c) the Value of Qualified Mortgages, plus (d) 100% of the value of Preleased Assets Under Development but in no event shall the value of Preleased Assets Under Development exceed $100,000,000, plus (e) the amount of any Unrestricted Cash and Cash Equivalents owned by Borrower and its Subsidiaries and the pro rata share of Unrestricted Cash and Cash Equivalents owned by Qualifying Investment Affiliates,


                                     -13
plus (f) 50% of the lower of book value or market value of land not under development which is adjacent to stabilized improved properties (whether or not such stabilized improved properties are owned by the Borrower or its Subsidiaries). Market Capitalization shall be determined based on the results of the most recent fiscal quarter as appropriately annualized in the case of items (a) and (b) in the foregoing definition.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Administrative Agent or the Lenders thereunder.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MAXIMUM LEGAL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "MULTIEMPLOYER PLAN" means a Plan to which more than one employer is obligated to make contributions, and which is maintained pursuant to one or more collective bargaining agreements to which the Borrower or any member of the Controlled Group is a party.

     "NON-INDUSTRIAL PROPERTIES" is defined in RECITAL A.

     "NOTE" means a new (in the case of Lenders not parties to the Prior Credit Agreement) or an amended and restated (in the case of Lenders parties to the Prior Credit Agreement) promissory note, in substantially the form of EXHIBIT B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note or a competitive bid note, in substantially the form of EXHIBIT B-2 hereto, duly executed by the Borrower and payable to the order of a Competitive Bid Lender, including any amendment, modification, renewal or replacement of such note.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3.2.

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or if and to the extent applicable, any Qualifying Investment Affiliates to the Lenders or to any Lender, the Administrative Agent, the Documentation Agent, or any indemnified party hereunder arising under the Loan Documents.

     "PARTICIPANTS" is defined in SECTION 13.2.1.

     "PAYMENT DATE" means, with respect to the payment of interest accrued on any CBR Advance or any Fixed Rate Advance, the first Business Day of each calendar month (and in addition the last day of the applicable interest period for a Fixed Rate Advance), and with respect to the payment of interest accrued on any LIBOR Advance, the last day of the applicable LIBOR Interest Period, and if the length of the LIBOR Interest Period is greater than 3 months, interest shall also be payable every 3 months during the term of such LIBOR Interest Period.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERCENTAGE" means for each Lender the percentage of the Aggregate Commitment allocated to such Lender as set forth opposite its signature, as such Percentage may be changed from time to time.

     "PERMITTED LIENS" are defined in SECTION 7.16.

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "PRELEASED ASSETS UNDER DEVELOPMENT" means, as of any date of determination, any Project owned by Borrower or a Qualifying Investment Affiliate (i) which is then treated as an asset under development under GAAP,
(ii) which is located in the United States of America (iii) which has been preleased under binding leases to unaffiliated tenants to the extent of at least seventy-five percent (75%) of the projected gross leasable area of such Project and (iv) which has been designated by Borrower in a written notice to Administrative Agent as a "Preleased Asset Under Development" for purposes of this Agreement, with the land and improvements being valued at then-current book value, as determined in accordance with GAAP, provided however, (a) in no event shall any Project be included in such category of "Preleased Assets Under Development" for more than two hundred seventy (270) days after construction of such asset commenced and (b) upon written designation to Administrative Agent delivered during such 270-day period, any Project which has previously been designated as a "Preleased Asset Under Development", shall be removed from such category. Upon the earlier to occur of (x) the expiration of any above-described 270-day period or (y) Administrative Agent's receipt of Borrower's written designation in accordance with (b) above, any Project which has been designated a "Preleased Asset Under Development" shall automatically lose such designation (effective as of the next determination date) for the purpose of determining Market Capitalization.

     "PROJECT" means any Property owned or operated by the Borrower or any Subsidiary or Investment Affiliate and operated or intended to be operated as an industrial or warehouse property.

     "PROPERTY" means each parcel of real property owned (including leasehold interests) or operated by the Borrower, any Subsidiary or Investment Affiliate.

     "PROPERTY BREACH" is defined in SECTION 7.30.

     "PROPERTY OPERATING INCOME" means, with respect to any Property owned by Borrower, any Subsidiary or any Investment Affiliate, for any period, earnings from rental operations (excluding straight lined rents) after deduction for ground lease rents (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation, amortization and interest expense for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance).

     "PURCHASER" is defined in SECTION 13.3.1.

     "QUALIFIED LENDER" is defined in SECTION 13.3.1.

     "QUALIFYING INVESTMENT AFFILIATE" means (a) any Subsidiary or Investment Affiliate with respect to which (i) the Borrower or one of its Wholly-Owned Subsidiaries has management control of the Subsidiary or Investment Affiliate and each of its assets and (ii) the Borrower or such Wholly-Owned Subsidiary, as the case may be, is not subject to restrictions contained in the organizational documents of any of such entities (or any such restrictions have expired) on its ability to sell or finance the real property owned by such Subsidiary or Investment Affiliate or its interest in the Subsidiary or Investment Affiliate, and (b) CRS, (c) CenterPoint Equipment Capital Corporation, an Illinois corporation, (d) CDC, (e) CenterPoint Resources Corporation, an Illinois corporation, (f) CenterPoint Realty Management Corporation, (g) CP Realty Management Co. I, and (h) CenterPoint O'Hare Limited Liability Company provided that the entities described in clauses (b) through (e) inclusive do not materially change the nature of their current business or operations and Borrower retains a direct or indirect 95% or more ownership interest in such entities. In no event shall a Subsidiary or Investment Affiliate be a Qualifying Investment Affiliate if it has Indebtedness which is recourse to the Subsidiary or Investment Affiliate other than Indebtedness to the

Borrower.

     "QUALIFIED MORTGAGE" means a first or second mortgage held by Borrower on any real estate asset operated or intended to be operated as an industrial property.

     "REGISTER" is defined in SECTION 13.7.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATIONS" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances (not held by Defaulting Lenders who are not entitled to vote).

     "RESERVE REQUIREMENT" means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SENIOR LOANS" as defined in SECTION 11.15.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SUBSIDIARY" means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Borrower, and provided such corporation, partnership or other entity is consolidated with Borrower for financial reporting purposes under GAAP.

     "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower or its Subsidiaries, Property which represents more than 10% of the Market Capitalization.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "SWING LINE LENDER" shall mean the Lender agreed upon by Borrower and the designated Swing Line Lender to provide Swing Line Loans. The initial Swing Line Lender is the Administrative Agent, in its capacity as a Lender.

     "SWING LINE LOANS" means Loans of up to $10,000,000 made by the Swing Line Lender in accordance with SECTION 2.13 hereof.

     "TOTAL LIABILITIES" means all Indebtedness plus all other GAAP liabilities of the Borrower and its Subsidiaries.

     "TOTAL PROPERTY OPERATING INCOME" means the sum of (i) Property Operating Income for each Property owned (including leaseholds) by Borrower and its Subsidiaries, and (ii) (without redundancy) the Borrower's pro rata share (based on economic interest) of Property Operating Income from Property owned (including leaseholds) by Investment Affiliates. The earnings from rental operations shall be adjusted to include pro forma earnings (as substantiated to the reasonable satisfaction of the Administrative Agent) for an entire quarter for any Property acquired or placed in service during the quarter and to exclude earnings during such quarter from any Property not owned as of the end of the quarter.

     "TRANSFEREE" is defined in SECTION 13.5.

     "TYPE" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

     "UNENCUMBERED ASSET" means, with respect to any Property located in the

United States and wholly owned by Borrower or any Qualifying Investment Affiliate (provided that leasehold interests shall be included only if such interest is pursuant to a Financeable Ground Lease) which is in service, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens other than those in favor of the Lenders pertaining to this Facility or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Qualifying Investment Affiliate, but excluding the Permitted Liens described in SECTION 7.16(i)-(v)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any Qualifying Investment Affiliate) which prohibits or limits the ability of the Borrower, or such Qualifying Investment Affiliate, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower, or any of its Qualifying Investment Affiliates, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding liens in favor of Lenders and other Permitted Liens) on any assets or Capital Stock of the Borrower or any of its Qualifying Investment Affiliates or would entitle any Person to the benefit of any Lien (but excluding liens in favor of Lenders and the Permitted Liens described in SECTION 7.16(i)-(v)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is not the subject of a material environmental issue and, if requested by the Administrative Agent, Borrower shall provide a current or updated supplemental environmental investigative report which may be an environmental site assessment conducted in accordance with the minimum specifications in EXHIBIT H (or one which is not more than two years old for Unencumbered Assets owned as of the Closing Date), (e) is not the subject of any material architectural/engineering issue and, if requested by the Administrative Agent, Borrower shall provide a current engineering report (or one that is no more than two years old for Unencumbered Assets owned as of the Closing Date), and (f) is materially compliant with property related representations and covenants contained in SECTION 6.24 hereof. No Property of a Qualifying Investment Affiliate shall be deemed to be unencumbered unless (i) both such Property and all Capital Stock of such Qualifying Investment Affiliate held by the Borrower is unencumbered, (ii) none of the events described in SECTIONS 8.7, 8.8 or 8.9 has occurred with respect to such Qualifying Investment Affiliate (without regard to its Market Capitalization or whether its Indebtedness is recourse) and (iii) the aggregate Value of Unencumbered Assets attributable to Properties owned by Qualifying Investment Affiliates does not exceed 10% of the total Value of Unencumbered Assets except that Properties owned by a Qualifying Investment Affiliate shall not be counted toward such 10% cap if the Qualifying Investment Affiliate has become a co-obligor or guarantor on the Facility (with liability limited to the applicable Unencumbered Asset by executing and delivering to the Administrative Agent a guaranty in form acceptable to the Required Lenders) or if the Borrower's interest in such Qualifying Investment Affiliate has been validly pledged for the benefit of the Lenders so, pursuant to documents in form and substance reasonably satisfactory to the Required Lenders, that the Lenders can succeed to all of the Borrower's rights with respect to such Qualifying Investment Affiliate.

     "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans determined under Section 4001(a)(18)(A) of ERISA exceeds the fair market value of all such Plan assets allocable to such benefits determined as of the then most recent valuation date for such Plans.

     "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default, other than the occurrence of an event under SECTION 7.14 during the grace period provided therein.

     "UNRESTRICTED CASH AND CASH EQUIVALENTS" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and
(b) the aggregate amount of Unrestricted Cash Equivalents (valued at the fair market value). As used in this definition, "UNRESTRICTED" means the specified asset is not subject to any Liens or claims of any kind in favor of any Person.

     "VALUE OF QUALIFIED MORTGAGES" means the sum of the value of each Qualified Mortgage which shall be the lesser of (i) the outstanding principal balance of such Qualified Mortgage at the time of any determination thereof, or (ii) 85% of the value of the collateral encumbered by such Qualified Mortgage (less the outstanding balance of the first mortgage if the Qualified Mortgage is a second mortgage) determined by capitalizing the operating income of such collateral, computed in the same manner as the Property Operating Income at 9.5%, provided that the aggregate principal balance of all Qualified Mortgages included in this determination shall not exceed $50,000,000.

     "VALUE OF UNENCUMBERED ASSETS" means, as of the end of a quarter, the sum of (a) the value of all Unencumbered Assets wholly owned by the Borrower, PLUS (b) the allocable share based on Borrower's economic interest in the value of the Unencumbered Assets owned by Qualifying Investment Affiliates, PLUS (c) the amount of Unrestricted Cash and Cash Equivalents owned by Borrower, PLUS (d) the allocable share based on Borrower's economic interest in the amount of Unrestricted Cash and Cash Equivalents owned by a Qualifying Investment Affiliate. Unencumbered Assets shall be valued by capitalizing at a rate equal to the Applicable Cap Rate, the Property Operating Income from each Property which is an Unencumbered Asset for such quarter less, without duplication, an assumed management fee of 4% of gross revenues (excluding tenant recoveries) and the assumed Capital Expenditure Reserve Amount. If a Property is acquired during a quarter then Borrower shall be entitled to include pro forma Property Operating Income from such Property for the entire quarter in the foregoing calculation. If a Property is no longer owned as of the last day of a quarter, then no value shall be included based on capitalizing Property Operating Income from such Property.

     "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power and at least 95% of all other classes of ownership interest shall at the time be so owned or controlled by such Person.

     "YEAR 2000 ISSUES" means reasonably anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "YEAR 2000 PROGRAM" is defined in SECTION 6.25.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                      ARTICLE II

                                      THE CREDIT


     2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, subject to the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender's Commitment minus such Lender's Percentage of Facility Letter of Credit Obligations and, minus such Lender's Percentage of any outstanding Swing Line Loans. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments of each Lender to lend hereunder shall expire on the Facility Termination Date.

     2.2. FINAL PRINCIPAL PAYMENT AND EXTENSION OPTION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. The Facility Termination Date can be extended for one year upon notice to the Administrative Agent at least ninety (90) days before the original Facility Termination Date if (i) no Default has occurred and is continuing at the time of such notice and at the time of the original Facility Termination Date, (ii) all of the Lenders agree to such extension, and (iii) the Borrower pays an extension fee equal to 0.15% of the Aggregate Commitment at the time of the extension. If the Borrower gives such notice to the Administrative Agent, the Administrative Agent shall notify the Lenders within 10 days of receipt of such request.
The Lenders shall have 30 days after receipt of such notice to notify Administrative Agent as to whether they accept or reject such extension request and Administrative Agent shall notify Borrower at least 45 days prior to the Facility Termination Date of the acceptance or rejection of the Lenders of

Borrower's request to extend the Facility Termination Date. If the foregoing conditions are satisfied other than the condition requiring the consent of all Lenders, then Borrower shall have the right to replace any Lender that does not agree to the extension provided that: (a) Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender at least 15 Business Days prior to the Facility Termination Date and
(b) the proposed replacement Lender is a Qualifying Lender. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender pursuant to an Assignment and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Facility Termination Date. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the Assignment and no fee pursuant to SECTION 13.3.2(ii) shall be required.

     2.3. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment except for Swing Line Loans which shall be made by the Swing Line Lender in accordance with SECTION
2.13 and Competitive Bid Loans made in accordance with SECTION 2.14. The ratable Advances may be CBR Advances, LIBOR Advances, Fixed Rate Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS
2.9 and 2.10.

     2.4. APPLICABLE MARGINS. The CBR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the ratings from Moody's and S&P for either Borrower's long-term unsecured debt or this Facility. The applicable debt ratings and the Applicable Margins are set forth in the table attached as EXHIBIT A. All margins and fees change as and when the rating classification changes. In the event both rating agencies have issued a rating and the rating agencies are split on the rating for the Borrower's long-term unsecured debt or this Facility, the lower rating shall, except as set forth below, be deemed to be the applicable rating (e.g., if the Borrower's Moody's long-term unsecured debt or this Facility's rating is Baa1 and its S&P long-term unsecured debt or this Facility's rating is BBB then the Applicable Margins shall be computed based on the S&P rating). In the event that Moody's and S&P issue split ratings on the Borrower's long term unsecured debt, Borrower may obtain a third rating from Duff & Phelps or Fitch and the higher of the Moody's or S&P rating shall be deemed applicable until the earlier of (i) 90 days after the date of the occurrence of such split ratings or (ii) the date of the issuance of the third rating by Duff & Phelps or Fitch. After 90 days, if a third rating has not been issued, the lower of the Moody's or S&P rating shall apply. In the event Moody's and S&P issue different ratings of the Borrower's long term unsecured debt and the Borrower obtains a third rating which is different from the Moody's and S&P ratings, the middle rating of the three ratings shall be deemed the applicable rating. In the event Moody's and S&P issue different ratings on the Borrower's long term unsecured debt and the Borrower obtains a third rating which is the equivalent of the Moody's or S&P rating, the third rating confirming either the Moody's or S&P rating, as the case may be, shall be deemed to be the applicable rating. In the event either Moody's or S&P has not issued a rating, the rating from the agency that has issued its rating shall govern. The Applicable Margins shall be adjusted effective on the next Business Day following any change in the Borrower's (or the Facility's if applicable) Moody's long-term unsecured debt rating and/or S&P's long-term unsecured debt rating, as the case may be (provided that if Administrative Agent does not receive notice of a change in rating within forty-five days after it occurs then any reduction in Applicable Margin shall be effective only when such notice is received). In the event of a rating agency downgrade, the Borrower will receive a credit for any incremental borrowing cost should the rating agency(ies) restore the higher rating within a ninety day period. In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower's long-term unsecured debt or this Facility, a mutually agreeable substitute rating agency shall be selected by the Required Lenders and the Borrower. If the Required Lenders and the Borrower cannot agree on a substitute rating agency within forty-five (45) days of such discontinuance, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be Pricing Category 4 (as defined in EXHIBIT A). Lenders acknowledge that the rating for Borrower's unsecured long term debt may be issued even though Borrower has no outstanding unsecured long term debt.

     If a rating agency downgrade or discontinuance results in an increase in the CBR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at the Borrower's request, the Borrower shall receive a credit against interest next due the Lenders equal to interest accrued from time to time during such period of downgrade or discontinuance and actually paid by the Borrower on the Advances at the differential between such Applicable Margins.

     2.5. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated at a per annum percentage ("FACILITY FEE RATE") of the total Aggregate Commitment. The Facility Fee Rate shall vary from time to time based on the Borrower's long term unsecured debt rating as set forth in the table attached hereto as EXHIBIT A. The Facility Fee shall be paid quarterly in arrears on the last day of each calendar quarter, beginning December 31, 1998 for the period from the date hereof to December 31, 1998.

     2.6. OTHER FEES. The Borrower agrees to pay all other fees payable to the Administrative Agent and the Arrangers pursuant to the Borrower's prior letter agreements with them dated September 26, 1998.

     2.7. MINIMUM AMOUNT OF EACH ADVANCE. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof), and each CBR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any CBR Advance may be in the amount of the unused Aggregate Commitment. Borrower acknowledges that any LIBOR Advance not in a multiple of $750,000 or $1,000,000 may result in a higher LIBOR Rate.

     2.8. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding CBR Advances or LIBOR Advances, upon two Business Days' prior notice to the Administrative Agent and each Lender and each such prepayment shall be in a minimum amount of $50,000.00 or in multiples thereof, provided that a LIBOR Advance may not be paid prior to the last day of the applicable LIBOR Interest Period unless Borrower pays the applicable Break-up Fee.

     2.9. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. Unless Borrower and Lenders have agreed upon a Fixed Rate in accordance with
SECTION 2.15, the Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the LIBOR Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") (i) not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each CBR Advance, (ii) not later than 10:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each LIBOR Advance, and (iii) not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Swing Line Loan, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

           (ii)    the aggregate amount of such Advance,

          (iii) the Type of Advance selected (which must be a CBR Advance in the case of Swing Line Loans), and

           (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

     The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in SECTION 5.2 and otherwise comply with the conditions set forth in SECTION 5.2 for Advances. The Administrative Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

     Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at the account specified pursuant to
ARTICLE XIV. The Lenders shall not be obligated to match fund their LIBOR Advances. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower from the Administrative Agent's aforesaid account.

     No LIBOR Interest Period may end after the Facility Termination Date and, unless all of the Lenders otherwise agree in writing, in no event may there be more than ten (10) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

     2.10. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. CBR Advances shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a CBR Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Advance shall continue as a LIBOR Advance for the same or another LIBOR Interest Period. Subject to the terms of SECTION 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advance; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto unless Borrower pays the applicable Break-up Fee. The Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date which shall be a Business Day, of such conversion or continuation;

           (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

     2.11. CHANGES IN INTEREST RATE, ETC. Each CBR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to SECTION 2.10 to but excluding the date it is paid or is converted into a LIBOR Advance pursuant to SECTION 2.10 hereof, at a rate per annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the LIBOR Rate determined as applicable to such LIBOR

Advance.

     2.12. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.9 or 2.10, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued beyond its current term as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by prior written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus 2% per annum until such Default shall have been cured and (ii) each CBR Advance shall bear interest at a rate per annum equal to the CBR Rate otherwise applicable to the CBR Advance plus 2% per annum until such Default shall have been cured; provided that such rates shall become applicable automatically without notice to the Borrower if a Default occurs under SECTION 8.7 or SECTION 8.8.

     2.13. SWING LINE LOANS. In addition to the other options available to Borrower hereunder, up to $10,000,000 of the Swing Line Lender's commitment, shall be available for Swing Line Loans subject to the following terms and conditions. Swing Line Loans shall be made available for same day borrowings provided that notice is given in accordance with SECTION 2.9 hereof. All Swing Line Loans shall bear interest at the CBR Rate. In no event shall the Swing Line Lender be required to fund a Swing Line Loan if it would increase the total aggregate outstanding Loans by Swing Line Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swing Line Lender, each Lender irrevocably agrees to purchase its Percentage of any Swing Line Loan made by the Swing Line Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit to be in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swing Line Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Loan shall be treated as a Loan made by the purchasing Lender and not by the selling Lender for all purposes under this agreement, and shall no longer be considered a Swing Line Loan except that all interest accruing on or attributable to such Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swing Line Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lender. If prior to purchasing its Percentage in a Swing Line Loan one of the events described in SECTION

8.7 or 8.8 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swing Line Loan in an amount equal to its Percentage of such Swing Line Loan. From and after the date of each Lender's purchase of its participating interest in a Swing Line Loan, if the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swing Line Lender and is required to be returned to the Borrower, each Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it. No Swing Line Loan shall be outstanding for more than five (5) days at a time and Swing Line Loans shall not be outstanding for more than a total of ten (10) days during any month.

     2.14. COMPETITIVE BID LOANS.

           (a) COMPETITIVE BID OPTION. In addition to ratable Advances pursuant to SECTION 2.3, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in SECTION
2.1 as to the maximum amount of all Loans not exceeding the Aggregate Commitment), the Borrower may, as set forth in this SECTION 2.14, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this SECTION
2.14. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes. In no event shall the aggregate of all Competitive Bid Loans outstanding at any time exceed 40% of the Aggregate Commitment.

           (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.14, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of EXHIBIT C-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                 (i) the proposed Borrowing Date for the proposed Competitive Bid Loan,

                (ii) the requested aggregate principal amount of such Competitive Bid Loan which must be at least $10,000,000 and an integral multiple of $1,000,000,

               (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                (iv) the LIBOR Interest Period, if a Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the form of EXHIBIT C-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

           (c) INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to SECTION 2.14(b), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT C-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this SECTION 2.14.

           (d)  SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                 (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.14(d) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); PROVIDED that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Administrative Agent or First Chicago notifies the Borrower of the terms of the Offer or Offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote of a Lender so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                 (ii) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT C-3 hereto and shall in any case specify:

                       (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                       (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than, less than or equal to the Commitment of the quoting Lender, (y) must be at least $5,000,000 and an integral multiple of $1,000,000, and
                 (z) may not exceed the principal amount of Competitive
                 Bid Loans for which offers are requested,

                       (3) as applicable, the Competitive LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan,

                       (4) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower, and

                       (5) the identity of the quoting Lender, provided that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in Section 2.14(j), regardless of whether that is specified in the Competitive Bid Quote.

                 (iii)  The Administrative Agent shall reject any
           Competitive Bid Quote that:

                       (1) is not substantially in the form of EXHIBIT C-3 hereto or does not specify all of the information required by
                 SECTION 2.14(d)(ii),

                       (2) contains qualifying, conditional or similar language, other than any such language contained in EXHIBIT C-3 hereto,

                       (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                       (4)  arrives after the time set forth in SECTION
                  2.14(d)(i).

           If any Competitive Bid Quote shall be rejected pursuant to this
           SECTION 2.14(d)(iii), then the Administrative Agent shall notify the relevant

           Lender of such rejection as soon as practical.

           (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.14(d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

           (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or
(ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to SECTION 2.14(e); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.14(d)(iii)); PROVIDED that:

                (i) the aggregate principal amount of all Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

               (ii) acceptance of offers may only be made on the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

              (iii) the Borrower may not accept any offer that is described in SECTION 2.14(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

           (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

           (h) ADMINISTRATION FEE. The Borrower hereby agrees to pay to the Administrative Agent an administration fee of $2,500 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to SECTION 2.14(b). Such administration fee shall be payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

           (i) OTHER TERMS. Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its full Percentage of all pro rata Advances under the Facility. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed forty percent (40%) of the then Aggregate Commitment. Competitive Bid Loans shall not be prepaid prior to the end of the applicable Interest Period unless the Competitive Bid Lender consents. Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this SECTION 2.14 or by ratable Advances in accordance with SECTION 2.3.

           (j) DESIGNATED LENDERS. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in Section 2.14(d)(ii)(5). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

           (k) NOTICE TO LENDERS. Administrative Agent shall provide to all bidding Lenders a summary report of each competitive bid request including the amount and rate for each bid awarded.

     2.15. FIXED RATE LOANS. In addition to the other interest rate options provided herein, the Borrower may request a fixed rate ("Fixed Rate") on any ratable Advance for up to one (1) year. The Fixed Rate shall be as quoted by the Administrative Agent, subject to the approval of all of the Lenders. If Borrower and Lenders agree to a Fixed Rate for all or a portion of the advances outstanding hereunder, all the provisions contained herein for LIBOR Advances shall be applicable to such Fixed Rate Advances with the Interest Period being the period of time agreed to by Borrower and Lenders and the LIBOR Rate being equal to the Fixed Rate agreed to by Borrower and Lenders.

     2.16. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's account specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its account specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender promptly. If any payment received by the Administrative Agent is not delivered to a Lender by the closing of business on the same Business Day as received by the Administrative Agent (with respect to payments received by 2:00 p.m., Chicago time) or the next Business Day (with respect to payments received after 2:00 p.m., Chicago time), Lender shall receive from the Administrative Agent interest at the Federal Funds Effective Rate on the payment. The Administrative Agent is hereby authorized to charge the specific account of the Borrower, if any, maintained with First Chicago for such purpose, for each payment of principal, interest and fees as it becomes due hereunder. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent provided that it is received by the Administrative Agent no later than the time specified in this SECTION 2.16.

     2.17. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. Each Lender's books and records, including without limitation, the information, if any, recorded by the Lender on the schedule attached to its Note, shall be deemed to be PRIMA FACIA correct absent manifest error. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer of each telephonic notice, if such confirmation is requested by the Administrative Agent or any Lender. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.18. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at the Facility Termination Date, whether by acceleration or otherwise. Interest accrued on each LIBOR Advance shall also be payable on any date on which the LIBOR Advance is prepaid (provided that nothing herein shall authorize a prepayment which is not otherwise permitted hereunder). Interest and Commitment Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment, unless such Advance is repaid on the date that it was made. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.19. NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS.
Promptly after receipt thereof (but in no event later than noon (Chicago time) one Business Day prior to the proposed Borrowing Date for a CBR Advance or the close of business three Business Days prior to the proposed Borrowing Date for a LIBOR Advance) the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender and the Borrower of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender and the Borrower prompt notice of each change in the Corporate Base Rate and the Applicable Margin.

     2.20. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.21. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If a Lender has not in fact made such payment to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such date. If such Lender does not make such payment upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such amount to the Administrative Agent together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the rate applicable to the relevant Loan. Nothing in this
SECTION 2.21 shall be deemed to relieve any Lender from its obligation to fulfill any portion of its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

     2.22. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and an Internal Revenue Service Form W-8 or W-9 or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which so delivers a Form 1001 or 4224 and Form W-8 or W-9 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and is exempt from backup withholding, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or is not exempt from backup withholding tax.

     2.23. VOLUNTARY REDUCTION OF AGGREGATE COMMITMENT AMOUNT. Upon at least five (5) Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to permanently reduce the Aggregate Commitment provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, (b) any such partial reduction shall be in the minimum aggregate amount of Five Million Dollars (U.S. $5,000,000.00) or any integral multiple of Five Million Dollars (U.S. $5,000,000.00) in excess thereof and (c) Borrower may not reduce the Aggregate Commitment to an amount less than Fifty Million Dollars (U.S. $50,000,000.00). Any reduction of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.

     2.24. INCREASE IN AGGREGATE COMMITMENT AMOUNT. So long as no Default has occurred and is continuing, the Borrower shall have the right from time to time to increase the Aggregate Commitment up to a maximum of $350,000,000 by obtaining the Administrative Agent's prior written approval and either adding new banks as Lenders or obtaining the agreement, which shall be at such Lender's or Lenders' sole discretion, of one or more of the then-current Lenders to increase its or their Commitments. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of EXHIBIT J attached hereto by the Borrower, the Administrative Agent and the new bank or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof, to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day; provided that Borrower shall pay any selling Lender funding losses to the same extent as would be required under Section 4.4 in respect of a prepayment. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Advances to achieve such result. In no event will such new or existing Lenders providing the increase be required to fund or purchase a portion of any Competitive Bid Loan or Swing Line Loan to comply with this Section on such date. In no event shall the Aggregate Commitment exceed $350,000,000 without the approval of all of the Lenders.

     2.25 USURY. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender (including the Swing Line Lender) to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     2.26 APPLICATION OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

        (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

       (ii) to the reimbursement of any yield protection due to the Lenders in accordance with SECTION 4.1;

      (iii) to the payment of any fee due pursuant to SECTION 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Facility Fee to the Lenders, if then due, in accordance with their Percentages and to the payment of the Administrative Agent's Fee to the Administrative Agent if then due;

       (iv) (a) in case the entire unpaid principal of the Facility shall not have become due and payable, the whole amount received as interest and Facility Letter of Credit Fee then due to the Lenders (other than a Defaulting Lender) as their respective Percentages appear (except to the extent there are Swing Line Loans or Competitive Bid Loans outstanding in which event the full amount of interest attributable to the Swing Line Loans and Competitive Bid Loans shall be payable to the Swing Line Lender and Competitive Bid Lenders, respectively, unless the Swing Line Lender or Competitive
                   Bid Lender shall be a Defaulting Lender), together with the whole amount, if any, received as principal first to the Swing Line Lender, unless the Swing Line Lender shall be a Defaulting Lender, to repay any outstanding Swing
                   Line Loans and then to the Lenders as their respective
                   Funded Percentages appear, or (b) in case the entire unpaid principal of the Facility shall have become due and payable, as a result of a Default or otherwise, to the payment of the whole amount then due and payable on the Loan for principal, together with interest thereon at the Default Rate or the interest rate, as applicable, to the Swing Line Lender, unless the Swing Line Lender shall be a Defaulting Lender, for all such amounts due in connection with Swing Line Loans and then to the Lenders (other than a Defaulting Lender) as their respective Funded
                   Percentages appear until paid in full; and then to the Letter of Credit Collateral Account until the full amount of Facility Letter of Credit Obligations is on deposit therein; and

        (v) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).


                                  ARTICLE III

                        THE LETTER OF CREDIT SUBFACILITY


     3.1. OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of Borrower, one or more Facility Letters of Credit in accordance with this ARTICLE III, from time to time during the period ending on the Business Day prior to the Facility Termination Date.

     3.2. TYPES AND AMOUNTS. The Issuing Bank shall not except with the prior written consent of all Lenders:

        (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank provided, in such event, the Borrower shall have the right to select (with the approval of the alternate Issuing Bank but not the other Lenders) an alternate Issuing Bank which shall be one of the Lenders;

       (ii) issue any Facility Letter of Credit if, after giving effect thereto, the aggregate Facility Letter of Credit Obligations would exceed $10,000,000 or the Allocated Facility Amount would exceed the Aggregate Commitment;

      (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is after the Business Day immediately preceding the Facility Termination Date; or

       (iv) issue any Facility Letter of Credit having an expiration date which is more than fifteen (15) months after the date of its issuance.

     3.3. CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTION 5.2 hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

        (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

       (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular, provided, in such event, the Borrower shall have the right to select an alternate Issuing Bank which shall be one of the Lenders; and

      (iii)        there shall not exist any Default or Unmatured Default.

     3.4.  PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

           (a) Borrower shall give the Issuing Bank and the Administrative Agent at least five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "LETTER OF CREDIT REQUEST") (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) by the close of business on such day
(A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an Authorized Officer); such notice shall specify:

           (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

           (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "ISSUANCE DATE");

           (3) the date on which such requested Facility Letter of Credit is to expire which date (exclusive of automatic extension periods so long as the Facility Letter of Credit gives the Issuing Bank the right to issue a notice that the expiration date will not be extended) shall be a Business Day and shall in no event be later than the earlier of fifteen months after the Issuance Date and the Business Day immediately preceding the Facility Termination Date;

           (4) the purpose for which such Facility Letter of Credit is to be issued (such purpose shall comply with the requirements of SECTION 7.2);

           (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

           (6) any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued, which shall be subject to the reasonable approval of the Issuing Bank and Administrative Agent. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this
SECTION 3.4(a). Administrative Agent shall promptly but in no event later than three (3) Business Days prior to the Issuance Date give a copy of the Letter of Credit Request to the other Lenders. Borrower shall also deliver the compliance certificate required in SECTION 5.2 together with each Letter of Credit Request.

           (b) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTION 5.2 hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate SECTION 3.2.

           (c) The Issuing Bank shall give the Administrative Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "ISSUANCE NOTICE") and Administrative Agent shall promptly give a copy of the Issuance Notice to the other Lenders.

           (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit (other than an automatic extension) unless the requirements of this SECTION 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

     3.5.  REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANK.

           (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent of any draw under a Facility Letter of Credit, and the Administrative Agent shall promptly notify the other Lenders that such draw has occurred. Any such draw shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with SECTION 2.10 hereof; provided that if any Default or an Unmatured Default involving the payment of money exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest from the date funded at the Default Rate.

           (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to Borrower or any Lender or, provided that such Issuing Bank has complied with the procedures specified in SECTION 3.4, relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

     3.6.  PARTICIPATION.

           (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in
SECTION 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto. Each Lender's obligation to make further Loans to the Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or issue any letters of credit on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

           (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to SECTION 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of the same, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. Notwithstanding the foregoing, unless Borrower shall notify Administrative Agent of Borrower's intent to repay the Reimbursement Obligation on the date of the related drawing under any Facility Letter of Credit, such Reimbursement Obligation shall simultaneously with such drawing be converted to and become a CBR Loan as set forth in SECTION 2.10. The failure of any Lender to make available to the Administrative Agent for the account of any Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 3.6(B) shall be deemed to be a Defaulting Lender hereunder.

           (c) If the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

           (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

           (e) The obligations of a Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

     3.7.  PAYMENT OF REIMBURSEMENT OBLIGATIONS.

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit when due irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

              (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                (v)       the occurrence of any Default or Unmatured Default.

           (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

     3.8.  COMPENSATION FOR FACILITY LETTERS OF CREDIT.

           (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "FACILITY LETTER OF CREDIT FEE") with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin in effect from time to time. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in SECTION 2.16 hereof.

           (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.15% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

     3.9. LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby agrees that it will, if required pursuant to SECTION 9.1, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to SECTION 14.1, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in SECTION 9.1. Such Letter of Credit Collateral Account shall be funded to the extent required by SECTION 9.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a properly perfected security interest in and to the Letter of Credit Collateral Account, any funds that may hereafter be on deposit in such account and the proceeds thereof.


                                 ARTICLE IV

                           CHANGE IN CIRCUMSTANCES


     4.1. YIELD PROTECTION. If, after the date hereof, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

        (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state and local income, franchise or similar taxes on the overall income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, Facility Letters of Credit or other amounts due it hereunder, or

       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in, or interest received by it, by an amount deemed material by such Lender, then, within 15 days of written demand by such Lender pursuant to SECTION 4.5,

       (iv) the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

     4.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender reasonably determines the amount of capital required or expected to be maintained by such

Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within fifteen days of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion on such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Loans hereunder or participate in or issue Facility Letters of Credit (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, rule, regulation, policy, guideline, interpretation, or directive of any Governmental Authority having jurisdiction after the date of this Agreement which affects the amount of capital required or reasonably expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENTS AND CAPITAL STANDARDS," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     4.3. AVAILABILITY OF LIBOR ADVANCES. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of SECTION 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

     4.4. FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason the Borrower will indemnify each Lender (other than any Lender whose default was the reason that the LIBOR Advance was not made on the date specified), for any loss or cost incurred by it resulting therefrom, including,without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance upon Borrower's receipt of the written notice pursuant to SECTION 4.5.

     4.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans and shall take other measures in its discretion to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and
4.2 or to avoid the unavailability of a Type of a LIBOR Advance under SECTION 4.3, so long as such designation or other measure is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Administrative Agent and to the Borrower as to the amount due, if any, under SECTIONS 4.1, 4.2 or 4.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement for a period of one year.

     4.6. LIMITATION ON BORROWER'S LIABILITY. The Borrower shall not be obligated to compensate any Lender pursuant to SECTION 4.1, 4.2 or 4.4 for any amounts attributable to a period more than one year prior to such Lender's written notice under SECTION 4.5 of its intention to seek compensation under SECTION 4.1, 4.2 or 4.4.

                                 ARTICLE V

                            CONDITIONS PRECEDENT

     5.1. INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower shall have paid all fees then due and payable to the Lenders, the Documentation Agent, and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

        (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, and this Agreement;

       (ii) Certified copies of the articles of incorporation, limited partnership certificate, limited liability company agreement, declaration of trust or other organizational document of the Borrower, each Subsidiary and each Qualifying Investment Affiliate, to the extent applicable, with all amendments and certified by the appropriate governmental officer of the state of organization as of a recent date;

      (iii) Certificates of good standing for the Borrower, each Subsidiary and each Qualifying Investment Affiliate certified by the appropriate governmental officer of the state of organization, and foreign qualification certificates for the Borrower, certified by the appropriate governmental officer, for each jurisdiction where an Unencumbered Asset is located and each other jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

       (iv) Copies, certified by an officer of the Borrower, each Subsidiary and each Qualifying Investment Affiliate of its by-laws, partnership agreement, operating agreement or similar document, to the extent applicable together with all amendments thereto;

        (v) An incumbency certificate, executed by an officer of the Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

       (vi) Copies, certified by the Secretary or Assistant Secretary, of the Borrower's Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower hereunder;

      (vii) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of EXHIBIT D hereto;

     (viii) A certificate, signed by an officer of the Borrower, stating that on the Closing Date and on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Closing Date and initial Borrowing Date as and to the extent set forth herein;

       (ix) The most recent financial statements of the Borrower and a certificate from an Authorized Officer of the Borrower that no change in the Borrower's financial condition that would have a

                   Material Adverse Effect has occurred since June 30, 1998;

        (x) UCC financing statement, judgment, and tax lien searches with respect to the Borrower, any Subsidiary or Qualifying Investment Affiliate from the States of Maryland and Illinois and the counties in which Borrower, any Subsidiary or any Qualifying Investment Affiliate owns properties;

       (xi) Evidence of sufficient Unencumbered Assets (which evidence may include pay-off letters (together with evidence of payment or a direction of Borrower to use a portion of the proceeds of the Advances to repay such Indebtedness), mortgage releases and/or title policies) to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in ARTICLE VII herein;

      (xii) Written money transfer instructions, in substantially the form of EXHIBIT G hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

     (xiii) Evidence that all parties whose consent is required for Borrower to execute the Loan Documents have provided such consents;

      (xiv) Operating statements for each Property and other evidence of income and expenses to assist the Administrative Agent in determining Borrower's compliance with the covenants set forth in ARTICLE VII herein;

       (xv) A copy of the standard lease form generally used at the Properties;

      (xvi) Evidence that the insurance coverage required in SECTION 6.17 is in full force and effect; and

     (xvii) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

     5.2. CONDITIONS TO EACH ADVANCE, ISSUANCE OF FACILITY LETTER OF CREDIT AND CONTINUATION/CONVERSION. The following conditions must be satisfied as a condition precedent to the making of an Advance (including Swing Line Loans), the issuance of a Facility Letter of Credit, or the continuation of a LIBOR Advance or conversion of an existing Advance into a LIBOR Advance:

        (i)        There exists no Default or Unmatured Default;

       (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date, Issuance Date, or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date and except for Property Breaches, in which case the compliance certificate shall contain a calculation of the financial covenants with and without including the Property with respect to which there is a Property Breach and demonstrate compliance with such covenants both with and without inclusion of such Property; and

      (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

     Each Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(i) and (ii) have been satisfied. Borrower shall also furnish a duly completed compliance certificate in substantially the form of EXHIBIT E hereto (including all schedules or exhibits if applicable) as a condition to making an Advance or issuing a Facility Letter of Credit; provided that although the covenants in
SECTION 7.21 must be satisfied at all times (and any deviations therefrom noted on the compliance certificate) the detailed calculations contained in
Schedule I of the compliance certificate shall be based on the most recent quarterly information available.

                                 ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lenders that as of the date hereof, and as of each Borrowing Date, Issuance Date and each conversion and/or continuation (except as otherwise disclosed to and approved by the Required Lenders):

     6.1. EXISTENCE. It is duly organized, validly existing and in good standing under the laws of the State of Maryland, with its principal place of business in Chicago, Illinois, and is duly qualified as a foreign trust, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which the laws of such jurisdiction requires it to be so qualified, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect. Each of its Subsidiaries and Investment Affiliates is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns

Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which it conducts business.

     6.2. AUTHORIZATION AND VALIDITY. It has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by it of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     6.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by it of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, respectively, the Borrower or any of its Subsidiaries or Qualifying Investment Affiliates or any of such entities' articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or the provisions of any indenture, declaration of trust, instrument or agreement to which any entity is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such entity pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     6.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The most recent consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders prior to the date that this representation is made were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since the date of such financial statements, there has been no change in the business, Property, results of operations or financial condition of the Borrower and its Subsidiaries which have or could be reasonably expected to have a Material Adverse Effect.

     6.5. TAXES. It, its Subsidiaries, and its Qualifying Investment Affiliates, have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by, respectively, the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries and to Borrower's knowledge, its Qualifying Investment Affiliates in respect of any taxes or other governmental charges are adequate.

     6.6.  LITIGATION AND CONTINGENT OBLIGATIONS.  Except as set forth on
Schedule 7, there is no litigation, arbitration, governmental investigation or proceeding pending or, to the knowledge of any of its officers, threatened in a writing received by Borrower, a Subsidiary, or a Qualifying Investment Affiliate, against or affecting the Borrower or any of its Subsidiaries or Investment Affiliates which, if adversely determined, would have a Material Adverse Effect. Except as disclosed on Schedule 8, it has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 7.1, which would have or could be reasonably expected to have a Material Adverse Effect.

     6.7. SUBSIDIARIES. SCHEDULE 1 hereto contains an accurate list of all of the presently existing Subsidiaries and Investment Affiliates of Borrower, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries, Properties owned and a description or its business and with respect to Investment Affiliates, whether such Investment Affiliate constitutes a Qualifying Investment Affiliate. All of the issued and outstanding shares of Capital Stock of such Subsidiaries and, to Borrower's knowledge, such Investment Affiliates have been duly authorized and issued and are fully paid and non-assessable.

     6.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. If withdrawals from all Multiemployer Plans occurred, the liability would not exceed $250,000. Each Plan and, to Borrower's knowledge, each Multiemployer Plan, complies in all material respects with all applicable requirements of law and regulations and Borrower and all members of the Controlled Group have complied in all material respects with ERISA and the Code with respect to each Plan. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan or to Borrower's knowledge Multiemployer Plan. Neither Borrower nor any member of the Controlled Group has any Plans or is a party to any collective bargaining agreements other than those listed on Schedule 4. There is no accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) outstanding which could reasonably be expected to have a Material Adverse Effect, there is no lien outstanding under Section 412 of the Code or
Section 302 of ERISA with respect to assets of Borrower or any member of the Controlled Group and no requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected to be imposed on assets of Borrower or any member of the Controlled Group. No liability to the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan or trust related thereto has been or is reasonably expected to be incurred by Borrower or any member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) nor withdrawal liability or exit fee or charge with respect to any such post-retirement benefits under any welfare plan which could reasonably be expected to have a Material Adverse Effect. Throughout the term of the Loan, Borrower is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA or a "governmental plan" within the meaning of Section 3(3) of ERISA, none of the assets of Borrower neither will constitute "plan assets" of one nor more plans for purposes of Title I of ERISA and Borrower will not be subject to state statutes applicable to Borrower regulating investments and fiduciary obligations with respect to governmental plans.

     6.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries or Investment Affiliates to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any of its Subsidiaries or Investment Affiliates to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. There are no facts, events or conditions directly and specifically affecting Borrower, its Subsidiaries or any Investment Affiliate known to Borrower and not disclosed to Administrative Agent and the Documentation Agent or not disclosed in the information furnished by or on behalf of Borrower, its Subsidiaries or Investment Affiliates, which, in the aggregate, have or could be reasonably expected to have a Material Adverse Effect.

     6.10. REGULATION U. It does not hold any margin stock (as defined in Regulation U).

     6.11. MATERIAL AGREEMENTS. Neither it nor any Subsidiary or Qualifying Investment Affiliate is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in
(i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) except as disclosed on Schedule 9 any agreement or instrument evidencing or governing Indebtedness.

     6.12. COMPLIANCE WITH LAWS. Except as set forth in Schedule 6 it and its Subsidiaries and Qualifying Investment Affiliates have complied in all material respects, to Borrower's knowledge, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where such non-compliance would not have a Material Adverse Effect. Except as disclosed on Schedule 6, neither Borrower, any Subsidiary, or any Qualifying Investment Affiliate, has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state remedial action responding to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

     6.13. OWNERSHIP OF PROPERTIES. On the date of this Agreement, Borrower and its Subsidiaries and Qualifying Investment Affiliates will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the financial statements as owned by it and as set forth on SCHEDULE 2.

     6.14. INVESTMENT COMPANY ACT. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.16. SOLVENCY.

        (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

       (ii) It does not intend to, or to permit any of its Subsidiaries to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     6.17. INSURANCE. It and its Subsidiaries and the Qualifying Investment Affiliates carry insurance on their Properties with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where it and its Subsidiaries and the Qualifying Investment Affiliates operate, including, without limitation:

        (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law) in the amount of 100% of the replacement cost of the improvements at the Property with a waiver of depreciation;

       (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

      (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

     6.18. NYSE AND REIT STATUS. The Borrower's common shares of beneficial interest are listed on the New York Stock Exchange and there is no proceeding pending to delist the Borrower's common shares of beneficial interest, and the Borrower is qualified as a real estate investment trust and currently is in compliance with all applicable provisions of the Code.

     6.19. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 5, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

        (i) To the knowledge of the Borrower, the Properties of Borrower, its Subsidiaries, and Qualifying Investment Affiliates do not contain, any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

       (ii) To the knowledge of Borrower, the Properties of Borrower and its Subsidiaries and Investment Affiliates and all operations at the Properties are in compliance with all applicable Environmental

                   Laws, and there is no contamination at or under such Properties, or violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

      (iii) Neither Borrower nor any of its Subsidiaries or Qualifying Investment Affiliates has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

       (iv) To the knowledge of Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties of Borrower and its Subsidiaries and Qualifying Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Qualifying Investment Affiliate under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Qualifying Investment Affiliate under, any applicable Environmental Laws.

        (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Qualifying Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Qualifying Investment Affiliate is or could be liable.

       (vi) To the knowledge of Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of Borrower and its Subsidiaries and Qualifying Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.20. LICENSES, ETC. Borrower, its Subsidiaries or the Qualifying Investment Affiliates have obtained and hold in full force and effect, all material trademarks, trade names, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Properties.

     6.21. JUDGMENTS. There are no judgments, decrees, or orders of any kind against Borrower, its Subsidiaries or any Qualifying Investment Affiliate unpaid of record which would have a Material Adverse Effect.

     6.22. PROPERTY MANAGER. As of the date hereof, the manager of each Property is the Borrower or a Qualifying Investment Affiliate.

     6.23. UPDATED SCHEDULES. The Borrower may at any time and from time to time update any Schedule to this Agreement by delivery to the Administrative Agent of a revised Schedule and, from and after the date of delivery of such updated Schedule to the Administrative Agent, and its approval by the Required Lenders, the representations and warranties of the Borrower hereunder shall be deemed to reflect such revised Schedule.

     6.24. UNENCUMBERED ASSETS. SCHEDULE 2 hereto contains a complete and accurate description of Unencumbered Assets as of the Closing Date and as supplemented from time to time including the entity that owns each Unencumbered Asset. With respect to each Property identified from time to time as an Unencumbered Asset, Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

                   (a) No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the respective Qualifying Investment Affiliate has obtained and will maintain the insurance prescribed in SECTION 6.17 hereof.

                   (b) To the Borrower's knowledge, Borrower or the respective Qualifying Investment Affiliate has obtained all material certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Unencumbered Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals which it is required to maintain, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                   (c) To the Borrower's knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, laws relating to the disabled including, but not limited to, the Americans with Disabilities Act to the extent applicable, and other similar laws ("Applicable Laws").

                   (d) The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

                   (e) All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                   (f) The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

                   (g) Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any part thereof.

                   (h) To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

                   (i) All improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of Borrower or the respective Qualifying Investment Affiliate, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                   (j) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

                   (k) The Unencumbered Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Unencumbered Asset or any portion thereof.

                   (l) With respect to those Unencumbered Assets in which Borrower or any Qualifying Investment Affiliate holds a leasehold estate under a Financeable Ground Lease, with respect to each such Financeable Ground Lease (i) Borrower or the respective Qualifying Investment Affiliate is the owner of a valid and subsisting interest as tenant under the Financeable Ground Lease; (ii) the Financeable Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof;
     (iv) Borrower or the respective Qualifying Investment Affiliate enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Borrower or the respective Qualifying Investment Affiliate is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Financeable Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Financeable Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Financeable Ground Lease; (viii) Schedule 2 lists all the Financeable Ground Leases to which any of the Unencumbered Assets are subject and all amendments and modifications thereto; and (ix) the lessor indicated on Schedule 2 for each Financeable Ground Lease is the current lessor under the related Financeable Ground Lease.

     A breach of any of the representations and warranties contained in this
     SECTION 6.24 with respect to a Property shall disqualify unless otherwise approved by the Required Lenders, such Property from being an Unencumbered Asset but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement including without limitation
     SECTIONS 7.21(iii) or 7.21(iv)).

     6.25. YEAR 2000. The Borrower has made a full and complete assessment of the

Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect. Borrower agrees upon request of the Administrative Agent to complete a written assessment form concerning its Year 2000 Program.

                                 ARTICLE VII

                                  COVENANTS


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     7.1. FINANCIAL REPORTING. The Borrower will maintain, for themselves and each Subsidiary, and shall cause each Qualifying Investment Affiliate to maintain, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

        (i) as soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer or chief accounting officer;

       (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by Borrower's chief financial officer or chief accounting officer, including a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as disclosed in Borrower's most recent Form 10Q), a report listing and describing all newly acquired Properties, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested to evaluate the quarterly compliance certificate delivered as provided below;

      (iii) As soon as publicly available but in no event later than one Business Day after the date such reports are to be filed with the Securities Exchange Commission, copies of all Form 10Ks, 10Qs, 8Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission and to the extent any of such reports contains information required under the other subsections of this SECTION 7.1, the information need not be furnished separately under the other subsections;

       (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower and its Subsidiaries, reports in form and substance satisfactory to the Lenders, certified by the Borrower's chief financial officer or chief accounting officer containing Property Operating Income for each individual Property;

        (v) Not later than forty-five (45) days after the end of each of the first three fiscal quarters, and not later than ninety
                   (90) days after the end of the fiscal year, a compliance certificate in substantially the form of EXHIBIT E hereto signed by the Borrower's chief financial officer or chief accounting officer confirming that Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, there is no other Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

       (vi) (a) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Borrower, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

      (vii) As soon as possible and in any event within 30 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries or Qualifying Investment Affiliates is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

     (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

       (ix) Promptly upon the distribution thereof to the press or the public, copies of all press releases;

        (x) As soon as possible, and in any event within 10 days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any portion of any Property or any property secured by a Qualified Mortgage, a statement signed by the Chief Financial Officer of Borrower, describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto;

       (xi) Not later than 45 days after the end of each quarter, a report on the aging of receivables with respect to each of the Properties (i.e. 0-29, 30-59, 60-89 and 90 or more days past due) showing aggregate delinquencies for each of the Properties (including a characterization of the type of receivable) and trends for the prior four quarters;

      (xii) Not later than 45 days after the end of each quarter, an unaudited financial statement for each Qualifying Investment Affiliate that is not a Subsidiary that owns an Unencumbered Asset; and

     (xiii) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     7.2. USE OF PROCEEDS. (i) The Borrower will use the proceeds of the Advances and the Facility Letters of Credit for the general business purposes of the Borrower, including working capital needs, closing costs, and interim or other financing for acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, and to repay outstanding Indebtedness; and (ii) The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (x) to purchase or carry any "MARGIN STOCK" (as defined in Regulation U) or (y) to fund any tender offer for all or substantially all of another Person's outstanding Capital Stock registered with the Securities and Exchange Commission under the Securities Act of 1933, unless such Person shall have consented to such tender offer prior to its commencement and the Required Lenders shall have consented to such use of the proceeds of such Advance.

     7.3. NOTICE OF DEFAULT. The Borrower will give, and will cause each of its Subsidiaries and each Qualifying Investment Affiliate to give, prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could be reasonably likely to have a Material Adverse Effect.

     7.4. CONDUCT OF BUSINESS. The Borrower will do, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation, except, with respect to any Subsidiary or any Qualifying Investment Affiliate having less than $10,000,000 of Market Capitalization, where the preservation of its corporate existence, in the good faith business judgment of the Borrower, is no longer in the best interests of the Borrower and the failure to preserve its corporate existence would not have a Material Adverse Effect and the elimination of its Properties from the calculation of financial covenant compliance would not cause a Default or an Unmatured Default. The Borrower will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries nor the Qualifying Investment Affiliates will undertake any business other than the acquisition, development, ownership, management, operation and leasing of warehouse/industrial properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries and Qualifying Investment Affiliates may invest in other assets subject to the following limitations with respect to the specified categories of assets:


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  CATEGORIES OF ASSETS                             TOTAL INVESTMENT LIMITATIONS
  --------------------                             ----------------------------
  (i)   unimproved land                            7% of Market Capitalization

  (ii)  other property holdings (excluding         5% of Market Capitalization
        cash, Cash Equivalents, the
        Non-industrial Properties and
        Indebtedness of any Subsidiary or
        Qualifying Investment Affiliate to
        the Borrower and Indebtedness of CDC
        or CRS to the Borrower or any Wholly-
        owned Subsidiary incurred in
        connection with the construction of
        warehouse/industrial properties)
-------------------------------------------------------------------------------
  (iii) stock holdings other than in               5% of Market Capitalization
        Subsidiaries and Qualifying
        Investment Affiliates and CRS
        holdings in CDC
-------------------------------------------------------------------------------
  (iv)  mortgages other than Qualified             5% of Market Capitalization
        Mortgages
-------------------------------------------------------------------------------
  (v)   joint ventures and partnerships other     10% of Market Capitalization
        than investments in Qualifying
        Investment Affiliates
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


The total investment in all the foregoing investment categories in the aggregate shall be less than or equal to twenty percent (20%) of Market Capitalization. In addition to the foregoing restrictions, (a) investments in unimproved land which is not adjacent to existing improvements and not under active planning for near term development as evidenced to the reasonable satisfaction of Administrative Agent shall not exceed 5% of Market Capitalization, (b) lessee's interests in operating leases pursuant to which Borrower, its Subsidiaries or Investment Affiliates operate any properties shall not exceed 10% of Market Capitalization, (c) no single industrial property investment shall exceed 10% of Market Capitalization, (d) the total estimated cost of completion of assets under construction, excluding pre-sold assets and Preleased Assets Under Development, shall not exceed 10% of Market Capitalization, and (e) the total loans, advances, and stock holdings of Borrower, its Subsidiaries, and the Qualifying Investment Affiliates in CDC shall not exceed 5% of Market Capitalization. For the purposes of this
SECTION 7.4, all investments shall be valued in accordance with GAAP.

     7.5. TAXES. The Borrower will pay, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Properties, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     7.6. INSURANCE. (i) The Borrower will, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to, maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice and in compliance with the representation in SECTION 6.17, and the Borrower will furnish to the Administrative Agent or any Lender upon
request full information as to the insurance carried.   (ii)  The Borrower
will promptly notify the Administrative Agent if there has been a termination of any insurance policy or a material change in coverage or of the credit rating of the insurer providing such coverage.

     7.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to, be in material compliance, with all laws, rules and regulations and with all final orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

     7.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

     7.9. INSPECTION. Upon reasonable notice, the Borrower will, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to, permit the Lenders, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Borrower and each of its Subsidiaries and Qualifying Investment Affiliates, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries and Qualifying Investment Affiliates, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries and Qualifying Investment Affiliates, and to be advised as to the same by, their respective officers at such reasonable times during normal business hours and reasonable intervals as the Lenders may reasonably designate.

     7.10. MAINTENANCE OF STATUS. The Borrower shall at all times (i) maintain the listing of its common shares of beneficial interest on the New York Stock Exchange and not take any action that results in a proceeding to delist such common shares, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

     7.11. DIVIDENDS.  Provided there is NOT a continuing Default under
SECTION 8.1 or SECTION 8.2, and there is not a continuing Default under
SECTION 8.3 relating to a breach of any of the covenants contained in SECTIONS 7.20 and 7.21, the Borrower shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by the Borrower, PROVIDED, HOWEVER, that subject to the terms of the next sentence, in no event shall the Borrower declare or pay dividends on their Capital Stock if dividends paid in any period of four fiscal quarters, in the aggregate, would exceed 90% of Funds From Operations for such period. Notwithstanding the foregoing, unless at the time of distribution there exists a Default in the payment of principal, interest, or the Commitment Fee, the Borrower shall be permitted to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

     7.12. MERGER; SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries or Qualifying Investment Affiliates to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a portion of their Property if such disposition would constitute a "Restricted Disposition," except for (i) such transactions that occur between Wholly-Owned Subsidiaries, (ii) transactions where Borrower is the surviving entity and there is no change in business conducted or loss of an investment grade rating on such entity's long-term unsecured debt and no other Default results from such transaction, or (iii) transactions that are approved in advance in writing by the Lenders. For purposes of this SECTION 7.12, a "RESTRICTED DISPOSITION" shall mean any disposition of assets (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties) if such disposition is of assets that (i) when aggregated with all other assets of the Borrower, its Subsidiaries and Qualifying Investment Affiliates previously disposed of during the fiscal year (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties), comprise more than 10% of Market Capitalization for the most recent available quarter or (ii) when aggregated with all other assets of the Borrower, its Subsidiaries and Qualifying Investment Affiliates previously disposed of (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties) from November 13, 1997 to the date of such sale comprise 25% or more of Market Capitalization for the most recent available quarter.

     7.13. TRANSFERS OF UNENCUMBERED ASSETS. Neither the Borrower nor any of its Qualifying Investment Affiliates shall transfer or otherwise dispose of (other than the creation or incurrence of Liens permitted under SECTION 7.16) an Unencumbered Asset (excluding its Non-industrial Properties) without the prior written consent of Lenders holding 51% or more of the Aggregate Commitment if such Unencumbered Asset, together with any other Unencumbered Assets (excluding the Non-industrial Properties) which have been disposed of during the period of four fiscal quarters ending with the quarter during which such transfer occurs, have a value which exceeds 20% of the Value of Unencumbered Assets (as determined at the beginning of such four quarter period and increased to reflect the acquisition of Unencumbered Assets during such four quarter period) or if such transfer would result in a violation of the covenants contained in SECTIONS 7.20 and 7.21.

     7.14. OWNERSHIP AND CONTROL OF BORROWER. The Borrower's management (president, vice president, senior vice president, secretary, treasurer, executive vice president, chief financial officer or chief executive officer) and directors shall directly or indirectly control the ownership (which shall include vested options) of a minimum 550,000 common shares of the Borrower adjusted for stock splits, provided that if Borrower's management and directors fail to maintain such ownership, such failure shall not constitute a Default unless such failure continues for six months without approval by the Required Lenders of such lower level of ownership.

     7.15. SUBSIDIARIES AND QUALIFYING INVESTMENT AFFILIATES. In the event that Borrower shall, directly or indirectly, transfer or otherwise dispose of the Capital Stock (other than intercompany transfers where following such transfer the assets of the Subsidiary or Qualifying Investment Affiliate still meet the requirements for being an Unencumbered Asset) or other ownership interests in any Subsidiaries or Qualifying Investment Affiliates, such transfer or disposal shall be treated as though the applicable Subsidiary or Qualifying Investment Affiliate had disposed of its assets for purposes of determining whether such disposition is a Restricted Disposition as defined in SECTION 7.12 or whether such disposition requires a written consent of Lenders pursuant to SECTION 7.13.

     7.16. LIENS. The Borrower will not, nor will it permit any of its Subsidiaries or Qualifying Investment Affiliates to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of their Subsidiaries or Qualifying Investment Affiliates except:

        (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

       (ii) Liens which arise by operation of law, such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

       (iv) Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries or Qualifying Investment Affiliates;

        (v) Liens of any Subsidiary or Investment Affiliate in favor of the Borrower;

       (vi) Liens existing on the date hereof and described in SCHEDULE 3 hereto; and

      (vii) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

Liens permitted pursuant to this SECTION 7.16 shall be deemed to be "PERMITTED LIENS".

     7.17. AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries or Qualifying Investment Affiliates to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's or Qualifying Investment Affiliate's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or Qualifying Investment Affiliate than the Borrower or such Subsidiary or Qualifying Investment Affiliate would obtain in a comparable arms-length transaction.

     7.18. INTEREST RATE HEDGING. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary or Qualifying Investment Affiliate to enter into or remain liable upon, any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options unless such agreement, device or arrangement was entered into by the Borrower, a Subsidiary or Qualifying Investment Affiliate in the ordinary course of its business for the purpose of hedging interest rate risk to the Borrower, a Subsidiary or Qualifying Investment Affiliate.

     7.19. VARIABLE INTEREST INDEBTEDNESS. The Borrower shall not at any time permit the outstanding principal balance of Indebtedness of the Borrower and its Subsidiaries or Qualifying Investment Affiliates which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness ("Variable Rate Debt") to exceed $250,000,000, unless the amount in excess of $250,000,000 is covered by interest rate caps or other interest rate protection products reasonably satisfactory to the Required Lenders. Notwithstanding the foregoing, Borrower shall be entitled to exclude up to $75,000,000 of tax exempt bonds from the calculation of Variable Rate Debt.

     7.20. CONSOLIDATED NET WORTH. The Borrower as of the last day of any fiscal quarter, shall maintain a Consolidated Net Worth of not less than the sum of (i) $308,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of stock in the Borrower after July 1, 1998.

     7.21. INDEBTEDNESS AND CASH FLOW COVENANTS. The Borrower shall not at any time permit:

        (i) the ratio of EBITDA to Fully Diluted Debt Service to be less than 2.00 to 1.0 for the quarter then ended;

       (ii) Consolidated Total Indebtedness to exceed fifty percent (50%) of Market Capitalization;

      (iii) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness;

       (iv) the ratio obtained by dividing: (a) the Property Operating Income after deducting (without duplication) the Capital Expenditure Reserve Amount and an assumed management fee equal to 4% of gross revenues (excluding tenant reimbursements) from all Unencumbered Assets qualifying for inclusion in the calculation of Value of Unencumbered Assets for such quarter by (b) that portion of Debt Service attributable to Consolidated Unsecured Indebtedness plus (without duplication) Borrower's pro rata share (based on economic interest) of Debt Service for such quarter attributable to unsecured indebtedness of Qualifying Investment Affiliates that own assets qualifying for inclusion in the calculation of Value of Unencumbered Assets to be less than 2.00 to 1.0 for the quarter then ended; and

        (v) Consolidated Secured Indebtedness to exceed thirty percent (30%) of Market Capitalization.

     7.22. ENVIRONMENTAL MATTERS. The Borrower will, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to:

        (i) be in material compliance with, and use its reasonable efforts to ensure material compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and be in material compliance with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and be in material compliance with and maintain, all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

       (ii) conduct and complete, or will use its reasonable efforts to cause its tenants or subtenants to conduct and complete, all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities applicable to Borrower, its Subsidiaries or Qualifying Investment Affiliates or their respective Properties regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect;

      (iii) defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries and Qualifying Investment Affiliates or the Properties for which the Borrower, its Subsidiaries or Qualifying Investment Affiliates are liable or could reasonably be expected to be liable, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement; and

       (iv) prior to the acquisition of a new Property after the Closing Date, perform or cause to be performed an environmental investigation, which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT H. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation and make it available to the Administrative Agent, and any Lender may request that Administrative Agent obtain a copy of such report. Such report shall be reasonably satisfactory in form and substance to the Administrative Agent.

     7.23. NOTIFICATION OF RATING CHANGE. The Borrower shall notify the Administrative Agent promptly (but no later than ten days following the occurrence of any of the following events) if there is any change in the rating assigned to Borrower's long term unsecured debt (regardless of whether any such debt is outstanding) or Facility rating from Moody's or S&P or any substitute rating agency of either of such ratings.

     7.24. MAXIMUM REVENUE FROM SINGLE TENANT. Borrower shall not permit the rent revenue (exclusive of tenant reimbursements) received from a single tenant during any quarter (as annualized), to exceed 5% of Market
Capitalization as of the last day of such quarter.

     7.25. NEGATIVE PLEDGE. Borrower agrees that throughout the term of this Facility, no "negative pledge" on Unencumbered Assets shall be given to any other lender.

     7.26. MANAGER. The Properties (other than the Non-industrial Properties) shall at all times be managed by the Borrower or a Qualifying Investment Affiliate.

     7.27. ACCELERATION NOTICE.  Borrower agrees that it shall, within ten
(10) days after receipt of written notice that any Indebtedness aggregating $5,000,000 or more of Borrower or any Subsidiary or Qualifying Investment Affiliate has been accelerated, provide written notice to the Administrative Agent of such acceleration.

     7.28. LIEN SEARCHES; TITLE SEARCHES. Borrower shall, upon the Administrative Agent's request therefor given from time to time, but not more frequently than once during the term of this Facility, unless a Default shall have occurred and be continuing or such Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to the Administrative Agent and the Required Lenders, pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and each Qualifying Investment Affiliate that owns an Unencumbered Asset, and (b) searches of title to each of the Properties which are Unencumbered Assets (each, a "Title Search"). All Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by Administrative Agent in each of the locations designated by the Administrative Agent.

     7.29. ADDITIONAL COVENANTS.   Borrower will not engage in or knowingly
permit any illegal activities at any Property.

     7.30. CALCULATION OF FINANCIAL COVENANTS UPON PROPERTY BREACHES. In the event of a breach of a representation or warranty under ARTICLE VI or of a covenant under SECTION 7.5, 7.6, 7.7, 7.8, 7.16, 7.22 or 7.26 (which relates to a Property and which does not have a Material Adverse Effect (a "Property Breach")), or if there are environmental disclosures concerning a Property contained in Schedule 5, Borrower shall be required to demonstrate financial covenant compliance under applicable provisions of ARTICLE VII both with and without the affected Property for as long as such breach or condition shall exist.

                                ARTICLE VIII

                                  DEFAULTS


     The occurrence of any one or more of the following events shall constitute a Default:

     8.1. Nonpayment of any principal payment on any Note when due and payable.

     8.2. Nonpayment of (i) interest upon any Note, any Facility Fee, Administrative Agent's Fee or Facility Letter of Credit Fee, under any of the Loan Documents within five (5) Business Days after the same becomes due or
(ii) any other payment Obligation under any of the Loan Documents within five
(5) Business Days of Borrower's receipt of written notice.

     8.3.  The breach of any of the terms or provisions of SECTIONS 7.1(iii),
(iv) and (v), 7.2(ii), 7.6(i) (to the extent such breach relates to a cancellation of an insurance policy or Borrower's failure to pay the required premium to renew a policy), 7.6(ii), 7.10, 7.11, 7.12, 7.13, 7.14, 7.16,
7.18, 7.20, 7.21 or 7.25, or a breach of any of the terms or provisions of
SECTION 7.1 (other than as set forth above) which remains uncured for ten
(10) business days.

     8.4. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement (other than SECTION 6.24 and a Property Breach unless such breach causes a Default under another provision of this ARTICLE VIII), any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     8.5. The breach (other than a breach which constitutes a Default under SECTION 8.1, 8.2, 8.3 or 8.4 and other than a Property Breach) of any of the other terms or provisions of this Agreement which is not remedied within thirty (30) days or ninety (90) days, for a breach which is curable but cannot be cured within 30 days but is being diligently cured, after the earlier to occur of the breach or receipt of written notice from the Administrative Agent or any Lender.

     8.6. Failure of the Borrower, any Qualifying Investment Affiliate (to the extent the Indebtedness is recourse to Borrower or any Subsidiary) or any of its Subsidiaries to pay when due (after applicable cure periods) any Indebtedness aggregating in excess of $5,000,000 for which liability is not limited to specific pledged collateral.

     8.7. The Borrower, any Qualifying Investment Affiliate that is not a Subsidiary having a Market Capitalization which is more than 3% of Market Capitalization, or any Subsidiary having more than $10,000,000 of Market Capitalization shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 8.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 8.8 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

     8.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Qualifying Investment Affiliate that is not a Subsidiary having a Market Capitalization which is more than 3% of Market Capitalization, or any Subsidiary having more than $10,000,000 of Market Capitalization or any Substantial Portion of its Property, or a proceeding described in SECTION 8.7(iv) shall be instituted against the Borrower any Qualifying Investment Affiliate or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     8.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Properties of the Borrower and its Subsidiaries and Qualifying Investment Affiliates which, when taken together with all other Property of the Borrower and its Subsidiaries and Qualifying Investment Affiliates so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

     8.10. The Borrower or any of its Subsidiaries or any Qualifying Investment Affiliate shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower or any Subsidiary or any Qualifying Investment Affiliate would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability.

     8.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan, the PBGC or other party that it has incurred withdrawal liability or is in default of payments to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification) or amounts in default, exceeds $250,000 or requires payments exceeding $100,000 per annum.

     8.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or the PBGC or other party that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000 per year.

     8.13. (i)  A Reportable Event shall occur with respect to a Plan, or
(ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under
Section 412 of the Code or Section 302 of ERISA, or (iii) Borrower or a member of the Controlled Group shall have engaged in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, or (iv) Borrower or any member of the Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, or any Plan, any Multiemployer Plan, or (v) Borrower or any member of the Controlled Group shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer a Plan, or Multiemployer Plan, or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated, or (vi) any other event or condition shall occur or exist with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) or Plan or any Multiemployer Plan, which could reasonably be expected to subject Borrower or any member of the Controlled Group to any tax, penalty or other liability or the imposition of any lien or security interest on Borrower or any member of the Controlled Group, provided, however, that any event or circumstance in SECTIONS 8.13(i) through (vi) shall only be an Event of Default if it would result in liability to Borrower in excess of $250,000 per year; or (vii) the assets of Borrower become or are deemed to be assets of an employee benefit plan (as defined in Section 3(3) of ERISA or a plan as defined in Section 4975 of the
Code). No Default under this SECTION 8.13 shall be deemed to have been or be waived or corrected because of any disclosure by Borrower.

     8.14. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law (i) related to Properties of the Borrower and its Subsidiaries and the Qualifying Investment Affiliates if the affected Properties have an aggregate book value in excess of $10,000,000 or
(ii) where the estimated cost of remediation is in the aggregate in excess of $500,000, in each case after all administrative hearings and appeals have been concluded.

     8.15. The occurrence of any default under any Loan Document other than this Agreement or the breach of any of the terms or provisions of any Loan Document other than this Agreement, which default or breach continues beyond any period of grace therein provided.

                                 ARTICLE IX

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     9.1. ACCELERATION. If any Default described in SECTION 8.7 or 8.8 occurs with respect to the Borrower or any Subsidiary or Qualifying Investment Affiliate, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, upon written notice to the Borrower.

     In addition to the foregoing, following the occurrence and during the continuance of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent or the Required Lenders, the Borrower shall establish and deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds will be invested by the Administrative Agent from time to time at its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days. Such funds shall be promptly applied by the Administrative Agent to reimburse any Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

     If, within forty-five (45) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder or to issue Facility Letters of Credit as a result of any Default (other than any Default as described in SECTION 8.7 or 8.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations shall have been obtained or entered, the Required Lenders (in their sole discretion) may direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     9.2.  AMENDMENTS, WAIVERS, DECISIONS.  Subject to the provisions of this
ARTICLE IX and the right of the Borrower, solely with the agreement of the Administrative Agent and such new banks or existing Lenders as may provide new or increased Commitments, to increase the Aggregate Commitment as described in SECTION 2.24 above, the Required Lenders (or the Administrative Agent with the consent or direction in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder, or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

        (i) Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Commitment Fee, reduce the Applicable Margins on the underlying interest rate options or otherwise modify or add to such interest rate options, or extend the time of payment of any of the Obligations.

       (ii) Reduce the percentage specified in the definition of Required Lenders or change any provision that currently requires an approval from the Required Lenders, all Lenders or the specific Lender affected, to approval by a different standard.

      (iii)        Increase the amount of the Aggregate Commitment beyond
                   $350,000,000.

       (iv) Permit the Borrower to assign its rights under this Agreement.

        (v)        Amend SECTION 2.2, 2.3, 3.8(a), 12.2, or this SECTION 9.2.

       (vi) Release or limit the liability of Borrower or any guarantor with respect to the Obligations.

Notwithstanding the foregoing, no amendment of Section 7.21(iii) or 7.21(iv) or any of the definitions included within such covenants shall be effective without the consent of Lenders having at least 90.1% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or if the Aggregate Commitment has been terminated, holding at least 90.1% of the aggregate unpaid principal amount of the outstanding Advances (not held by Defaulting Lenders who are not entitled to vote).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment increasing the Commitment of any Lender shall be effective without the written consent of such Lender.

     9.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE X

                              GENERAL PROVISIONS


     10.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     10.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3. TAXES. Any taxes (excluding federal, state and local income or franchise or other similar taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     10.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Documentation Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent, the Documentation Agent and the Lenders relating to the subject matter thereof, except for the agreement of the Borrower to pay certain fees to the Administrative Agent and the Documentation Agent and the agreement of the Administrative Agent to pay certain fees to the Lenders.

     10.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Arrangers and Administrative Agent on demand for any costs, and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and expenses for attorneys for the Arrangers and Administrative Agent (without duplication), which attorneys may be employees of the Arrangers or Administrative Agent) paid or incurred by the Arrangers (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) in connection with the preparation, negotiation, execution, delivery, amendment or modification of the Loan Documents. The Borrower also agrees to reimburse the Arrangers, Administrative Agent, and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses for attorneys for the Arrangers, Administrative Agent and the Lenders, which attorneys may be employees of the Arrangers or the Lenders) paid or incurred by the Arrangers or Administrative Agent (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Arrangers and each Lender and their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such entity is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Properties, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than liability arising from the gross negligence or wilful misconduct of the party being indemnified. The obligations of the Borrower under this
SECTION 10.7 shall survive for two years after the termination of this Agreement.

     10.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     10.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries.

     10.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.11. NONLIABILITY OF LENDERS, ARRANGERS, ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. The relationship between the Borrower, on the one hand, and the Lenders, the Arrangers, the Administrative Agent, and the Documentation Agent on the other, shall be solely that of borrower and lender. Neither the Administrative Agent, the Documentation Agent, the Arrangers nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Documentation Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. Neither the Arrangers nor the Documentation Agent shall have any responsibilities to the Borrower or Lenders under this Agreement except to the extent, if any, expressly for herein.

     10.12. PUBLICITY. Each Lender and each Arranger shall have the right to do a tombstone publicizing the transaction contemplated hereby upon the consent of the Borrower which shall not be unreasonably withheld.

     10.13. BROKERS. Borrower, Administrative Agent and Documentation Agent each hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower hereby agrees to indemnify and save the Administrative Agent, the Documentation Agent and each Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by the Administrative Agent, the Documentation Agent or any Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, its Subsidiaries or any Investment Affiliate that it is entitled to compensation in connection with the financing contemplated hereby. Administrative Agent hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Administrative Agent that it is entitled to compensation in connection with the financing contemplated hereby. Documentation Agent hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Documentation Agent that it is entitled to compensation in connection with the financing contemplated hereby.

     10.14. CONFIDENTIALITY. With respect to the financial statements and other information delivered pursuant to SECTION 7.1, and any other information obtained by any Lender or any assignee of any Lender pursuant to this SECTION 10.14 or otherwise, each Lender and each assignee of any Lender agree that, to the extent that such information therein contained has not theretofore otherwise been disclosed in such a manner as to render such information no longer confidential, such Lender and such assignee will employ reasonable procedures reasonably designed to maintain the confidential nature of the information therein contained; provided that anything herein contained to the contrary notwithstanding, any Lender or its assignee may disclose or disseminate such information to: (a) its employees, agents, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties; (b) such third parties as such Lender may deem reasonably necessary in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority request or requests, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served by or under authority of any court, tribunal, arbitration board of any governmental or industry agency, commission, authority, board or similar entity or in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity; and (c) any prospective assignee of or Participant in such Lender's interest, provided such prospective assignee or Participant agrees in writing to be bound by these provisions.

     10.15. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     10.16. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     10.17. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                                 ARTICLE XI

             THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS

     11.1. APPOINTMENT. Subject to the provisions of SECTION 11.11, The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE XI. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement. The Administrative Agent agrees to administer this Facility in the same manner as it administers similar facilities for its own account.

     11.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     11.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct and except for liability of Administrative Agent for breach of an express agreement made by the Administrative Agent herein to take or not take actions based on the approval or direction of a requisite number of Lenders.

     11.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith (provided that Administrative Agent shall be obligated to furnish copies of the Loan Documents to the Lenders); or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent in its individual capacity.

     11.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders unless such action or inaction requires the consent of all the Lenders or an individual Lender not included in the direction of the Required Lenders pursuant to this Agreement, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6. EMPLOYMENT OF ADMINISTRATIVE AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and so long as it exercises reasonable care in the selection of such parties, the Administrative Agent shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     11.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     11.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent (in its capacity as Administrative Agent but not as Lender) ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Loan Documents, (ii) for any other reasonable out-of-pocket expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or an action relating to a dispute which is solely between the Administrative Agent and one or more Lenders in which the other Lender prevails, or an action taken or not taken by Administrative Agent contrary to the express requirements contained herein pertaining to the requisite number of Lenders required to approve or direct certain actions. The obligations of the Lenders under this SECTION 11.8 shall survive payment of the Obligations and termination of this Agreement.

     11.9.  RIGHTS AS A LENDER.

            (a) In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "LENDER" or "LENDERS" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and any Lender may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

            (b) In the event the Documentation Agent is a Lender, the Documentation Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Documentation Agent, and the term "LENDER" or "LENDERS" shall, at any time when the Documentation Agent is a Lender, unless the context otherwise indicates, include the Documentation Agent in its individual capacity. The Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     11.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation in either case to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint upon the confirmation of the Borrower if such successor is not a Lender, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within forty-five days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent upon the confirmation of the Borrower (if required). If the Administrative Agent has resigned and no successor Administrative Agent has been appointed and confirmed (if required) within 60 days, the Lenders shall perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be either a Lender or a commercial bank (or a subsidiary thereof) having capital and retained earnings of at least $500,000,000 that is generally in the business of making loans comparable to the Loans made under this Facility, except that if the successor Administrative Agent is a subsidiary of a bank, such capital and retained earnings requirement shall apply only to the parent bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent and the successor Administrative Agent shall pro rate any agency fees, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     11.12. NOTICE OF DEFAULTS. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

     11.13. REQUESTS FOR APPROVAL. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

     11.14. COPIES OF DOCUMENTS. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received according to SECTION 14.1 of this agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, certificates and notices received regarding the Borrower's unsecured debt rating except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

     11.15. DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "SENIOR LOANS" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender.
 After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this
SECTION 11.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.


                                ARTICLE XII

                              RATABLE PAYMENTS


     12.1.  Intentionally Deleted.

     12.2. RATABLE PAYMENTS. If any Lender has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4 and payments received in connection with Competitive Bid Loans) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                ARTICLE XIII

              BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


     13.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their successors and permitted assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrower assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2.  PARTICIPATIONS.

            13.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may sell participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Person to whom such a participating interest is sold is a "PARTICIPANT". In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            13.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing such Loan.

     13.3.  ASSIGNMENTS.

            13.3.1. PERMITTED ASSIGNMENTS. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may assign all or any portion (greater than or equal to $5,000,000 per assignee) of its rights and obligations under the Loan Documents. Notwithstanding the foregoing provision, any assignment by a Lender to another Lender in the Facility or an Affiliate thereof or an Affiliate of the assigning Lender shall not be subject to either the $5,000,000 minimum assignment amount or the requirement set forth below regarding Borrower's consent or the fee in SECTION 13.3.2(ii). Any Person to whom such rights and obligations are assigned is a "PURCHASER". Such assignment shall be substantially in the form of EXHIBIT F hereto or in such other form as may be agreed to by the parties thereto (the "Assignment"). So long as no Default has occurred and is continuing, Borrower's consent shall be required for any assignment provided that if such assignment is to an entity that is a "Qualified Lender", such consent shall not be unreasonably denied or delayed. "Qualified Lender" shall mean an institution with assets over $5,000,000,000.00 that is generally in the business of making loans comparable to the Loans made under this Facility and that maintains an office in the United States. Any Lender which is an Arranger, Documentation Agent, or Administrative Agent may make an assignment only if it first resigns its status as Arranger, Documentation Agent, or Administrative Agent as the case may be unless it obtains the consent of Borrower or a Default has occurred; provided that if such assignment reduces the Administrative Agent's Commitment below $10,000,000 it must also obtain the consent of any Lender which after such assignment would have a Percentage greater than the new Percentage of the Lender making the assignment. The consent of the Administrative Agent, which shall not be unreasonably withheld, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender from its funding obligations hereunder and such Lender shall retain all voting rights.

            13.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent and the Borrower of a notice of assignment, substantially in the form attached as EXHIBIT "I" to EXHIBIT F hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by
     SECTION 13.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.
     The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     13.4. DESIGNATION OF LENDER TO MAKE COMPETITIVE LOANS. Any Lender (each a "Designating Lender") may at any time designate one or more Designated Lenders to fund Competitive Bid Loans which the Designating Lender is required to fund subject to the terms of this SECTION 13.4 and the provisions in SECTION 13.3 shall not apply to such designation. No Lender shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance, a Designation Agreement in the form of EXHIBIT I. Upon its receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to SECTION 2.14 after the Borrower has accepted a Competitive Bid (or a portion thereof) of the Designating Lender. Each Designating Lender shall serve as the agent for the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communications, vote approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same, and without any specific designation that the Designating Lender is signing in an agency capacity. This SECTION 13.4 shall survive the termination of this Agreement.

     13.5. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that such Transferees agree to maintain the confidentiality of any information that is confidential in the manner set forth in SECTION 10.14.

     13.6. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.22.

     13.7. POSSESSION OF LOAN DOCUMENTS AND REGISTER. The Administrative Agent shall keep and maintain complete and accurate files and records of all matters pertaining to the Loan. Upon reasonable prior notice to the Administrative Agent by any Lender, the Administrative Agent will make available to such Lender and their representatives and agents, the files and records relating to the Facility for inspection and copying during normal business hours. The Administrative Agent shall also maintain at its address specified pursuant to ARTICLE XIV, a copy of each Assignment delivered to and accepted by it and a listing of the names and addresses of the Lenders, the amount of each Lender's Commitment and Percentage (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Lender during normal business hours upon reasonable prior notice to the Administrative Agent.


                                ARTICLE XIV

                                  NOTICES

     14.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.17 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     14.2. CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     14.3. ACCOUNTS. The Administrative Agent shall deliver to each Lender and Borrower, and each Lender shall deliver to Administrative Agent wiring instructions containing account information for purposes of the payment of sums due under this Agreement.


                                 ARTICLE XV

                                COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                        CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust



                                        By:

                                        Print Name:

                                        Title:



                                        By:

                                        Print Name:

                                        Title:

                                        1808 Swift Road
                                        Oakbrook, IL  60532-1501

                                        Attention:  Paul S. Fisher
                                        Telephone:  (630) 586-8000
                                        Facsimile:  (630) 586-8010

                                        with a copy to:

                                        Ungaretti & Harris
                                        3500 Three First National Plaza
                                        Chicago, IL  60602

                                        Attention: Richard A. Ungaretti
                                        Telephone: (312) 977-4400
                                        Facsimile: (312) 977-4405


COMMITMENT:
----------
$50,000,000                             THE FIRST NATIONAL BANK OF CHICAGO,
                                        Individually and as Administrative Agent
PERCENTAGE:
----------                              By:
20.00%
                                        Print Name:   Gregory Gilbert

                                        Title:

                                        One First National Plaza
                                        Chicago, Illinois 60670

                                        Attention:    Gregory Gilbert
                                                      Suite 0151, 14th Floor
                                        Telephone:    312-732-2107
                                        Facsimile:    312-732-1117

COMMITMENT:
----------
$50,000,000                             BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION
PERCENTAGE:
----------                              By:
20.00%
                                        Print Name:   George W. Kirtland, Jr.

                                        Title: Vice President

                                        Notice Address:

                                        Bank of America National Trust and
                                          Savings Association
                                        231 S. LaSalle Street, 12th Floor
                                        Chicago, Illinois 60697

                                        Attention:    Michael W. Edwards
                                        Telephone:    312-828-5175
                                        Facsimile:    312-974-4970


                                    -97-


COMMITMENT:
----------
$35,000,000                             AMSOUTH BANK

PERCENTAGE:                             By:
----------
14.00%                                  Print Name:   Buddy Sharbel

                                        Title:

                                        Notice Address:

                                        AmSouth Sonat Tower - 9th Fl.
                                        1900 - 5th Avenue, North
                                        Birmington, AL  35203

                                        Attention:    Buddy Sharbel
                                        Telephone:    205-581-7647
                                        Facsimile:    205-326-4075


COMMITMENT:
----------
$30,000,000                             U.S. BANK NATIONAL ASSOCIATION

PERCENTAGE:                             By:
----------
12.00%                                  Print Name:   Elliot Quigley

                                        Title:

                                        Notice Address:

                                        U.S. Bank National Association
                                        111 East Wacker Drive
                                        One Illinois Center, Suite 3000
                                        Chicago, IL  60601

                                        Attention:    Elliot Quigley
                                        Telephone:    312-228-9420
                                        Facsimile:    312-228-9402


                                    -98-


COMMITMENT:
----------
$25,000,000                             FIRST UNION NATIONAL BANK

PERCENTAGE:                             By:
----------
10.00%                                  Print Name:   Rex Rudy

                                        Title:

                                        Notice Address:

                                        One First Union Center
                                        301 South College Street, TW6
                                        Charlotte, NC  28288

                                        Attention:    Rex Rudy
                                        Telephone:    704-383-6506
                                        Facsimile:    704-383-6205


COMMITMENT:
----------
$20,000,000                             LASALLE NATIONAL BANK

PERCENTAGE:                             By:
----------
8.00%                             Print Name:   John Hein

                                        Title:

                                        Notice Address:

                                        LaSalle National Bank
                                        135 S. LaSalle Street, Suite 1225
                                        Chicago, Illinois 60603

                                        Attention:    John Hein
                                        Telephone:    312-781-8620
                                        Facsimile:    312-904-6467


                                    -99-

COMMITMENT:
----------
$20,000,000                             COMMERZBANK AG, CHICAGO BRANCH

                                        By:
PERCENTAGE:
----------                              Print Name:   J. Timothy Shortly
8.00%
                                        Title: Senior Vice President


                                        By:
                                           -------------------------
                                        Print Name:
                                                   -----------------
                                        Title:
                                              ----------------------

                                        Notice Address:

                                        311 South Wacker Drive
                                        58th Floor
                                        Chicago, IL  60606

                                        Attention:    J. Timothy Shortly
                                        Telephone:    312-408-6900
                                        Facsimile:    312-435-1486


                                    -100-

COMMITMENT:
----------
$10,000,000                             THE NORTHERN TRUST COMPANY

PERCENTAGE:                             By:
----------
4.00%                            Print Name:   Joe Yacullo

                                        Title:        Vice President

                                        Notice Address:

                                        The Northern Trust Company
                                        50 South LaSalle
                                        Chicago, IL  60675

                                        Attention:    Joe Yacullo
                                        Telephone:    312-444-3751
                                        Facsimile:    312-444-7028


COMMITMENT:
----------
$10,000,000                             KEYBANK NATIONAL ASSOCIATION

PERCENTAGE:                             By:
----------
4.00%                              Name:David C. Bluestone

                                        Title:

                                        Notice Address:

                                        190 South LaSalle Street
                                        Suite 2840
                                        Chicago, IL  60603

                                        Attention:    David C. Bluestone
                                        Telephone:    312-251-3582
                                        Facsimile:    312-251-0687


                                                         EXHIBIT A

                                                        PRICING GRID


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
   Pricing Category            0                 1               2                 3               4                5
----------------------------------------------------------------------------------------------------------------------------
   RATINGS:                                   AT LEAST        AT LEAST         AT LEAST      BELOW              BELOW BOTH
                          A-AND A3 OR         BBB+ AND        BBB AND          BBB- AND      EITHER                BBB-
   S&P&MOODY'S               ABOVE              BAA1            BAA2             BAA3        BBB- OR             AND BAA3
                                                                                             BAA3***
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
   Corporate Base                  0                0                0             15.0             30.0            70.0
   Rate Margin*
----------------------------------------------------------------------------------------------------------------------------
   LIBOR Margin*                75.0             80.0            100.0            115.0            130.0           170.0
----------------------------------------------------------------------------------------------------------------------------
   Facility Fee                 15.0             20.0             20.0             25.0             30.0            30.0
----------------------------------------------------------------------------------------------------------------------------
   All-in Funded                90.0            100.0            120.0            140.0            160.0           200.0
   Funded Cost
   (Margin + Fee)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


*  = In basis points per annum

*** This rating category shall apply at any time that either S & P has issued a rating of the Borrower's long term debt of less than BBB-or Moody's has issued a rating of less than Baa3.

All margins and fees change as and when the rating classification changes.
In the event both rating agencies have issued a rating and the rating agencies are split on the rating for the Borrower's long-term unsecured debt or this Facility, the lower rating shall, except as set forth below, be deemed to be the applicable rating (e.g., if the Borrower's Moody's long-term unsecured debt or this Facility's rating is Baa1 and its S&P long-term unsecured debt or this Facility's rating is BBB then the Applicable Margins shall be computed based on the S&P rating). In the event that Moody's and S&P issue split ratings on the Borrower's long term unsecured debt, Borrower may obtain a third rating from Duff & Phelps or Fitch and the higher of the Moody's or S&P rating shall be deemed applicable until the earlier of (i) 90 days after the date of the occurrence of such split ratings or (ii) the date of the issuance of the third rating by Duff & Phelps or Fitch. After 90 days, if a third rating has not been issued, the lower of the Moody's or S&P rating shall apply. In the event Moody's and S&P issue different ratings of the Borrower's long term unsecured debt and the Borrower obtains a third rating which is different from the Moody's and S&P ratings, the middle rating of the three ratings shall be deemed the applicable rating. In the event Moody's and S&P issue different ratings on the Borrower's long term unsecured debt and the Borrower obtains a third rating which is the equivalent of the Moody's or S&P rating, the third rating confirming either the Moody's or S&P rating, as the case may be, shall be deemed to be the applicable rating. In the event either Moody's or S&P has not issued a rating, the rating from the agency that has issued its rating shall govern.

The Applicable Margins shall be adjusted effective on the next Business Day following any change in the Borrower's (or the Facility's if applicable) Moody's long-term unsecured debt rating and/or S&P's long-term unsecured debt rating, as the case may be (provided that if Administrative Agent does not receive notice of a change in rating within forty-five days after it occurs then any reduction in Applicable Margin shall be effective only when such notice is received). In the event of a rating agency downgrade, the Borrower will receive a credit for any incremental borrowing cost should the rating agency(ies) restore the higher rating within a ninety day period. In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower's long-term unsecured debt or this Facility, a mutually agreeable substitute rating agency shall be selected by the Required Lenders and the Borrower. If the Required Lenders and the Borrower cannot agree on a substitute rating agency within forty-five (45) days of such discontinuance, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be Pricing Category 4. Lenders acknowledge that the rating for Borrower's unsecured long term debt may be issued even though Borrower has no outstanding unsecured long term debt.

                                 EXHIBIT B-1

                                    NOTE


$
 -----------------------                              --------------------

     CenterPoint Properties Trust, a Maryland real estate investment trust (the "BORROWER"), promises to pay to the order of _________________________ (the "Lender") the lesser of the principal sum of _________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Second Amended and Restated Unsecured Revolving Credit Agreement hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Unsecured Revolving Credit Agreement (as the same may be amended or modified the "Agreement"), dated as
of               , 1998 among the Borrower, The First National Bank of
Chicago, individually and as Administrative Agent, Lehman Brothers Holdings Inc., individually and as Document Agent and the other Lenders named therein, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     If there is an Unmatured Default or Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

     Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

     This Note shall be governed and construed under the internal laws of the State of Illinois.

     BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS PROMISSORY NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                        CENTERPOINT PROPERTIES TRUST

                                        By:
                                        Print Name:
                                                   ------------------------
                                        Title:
                                              -----------------------------






[NOTES FOR EXISTING LENDERS WILL BE REVISED TO REFLECT THAT THEY AMEND AND RESTATE EXISTING NOTES.]

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
                   NOTE OF CENTERPOINT PROPERTIES CORPORATION
                          DATED ______________, 199__



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                     Principal             Maturity       Maturity
                       Amount                 of         Principal      Unpaid
   Date    Type       of Loan      Rate    Interest        Amount      Balance
                                            Period          Paid
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                EXHIBIT B-2

                        FORM OF COMPETITIVE BID NOTE


                                                                __________, 1998



     On or before the last day of each "Interest Period" applicable to a "Competitive Bid Loan", as defined in that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated as of __________________, 1998 (the "Agreement") between CENTERPOINT PROPERTIES TRUST ("BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders and others (as such terms are defined in the Agreement), Borrower promises to pay to the order of _________________________ (the "Lender"), or its successors and assigns, the unpaid principal amount of such Competitive Bid Loan made by the Lender to the Borrower pursuant to SECTION 2.14 of the Agreement, in immediately available funds at the office of the main Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay any remaining unpaid principal amount of such Competitive Bid Loans and any accrued and unpaid interest under this Competitive Bid Note ("NOTE") in full on or before the Facility Termination Date in accordance with the terms of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount and due date of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, INTER ALIA, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     If there is an Unmatured Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

     Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

     This Note shall be governed and construed under the internal laws of the State of Illinois.

     BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                        CENTERPOINT PROPERTIES TRUST

                                               By: ____________________________

                                               Print Name: ____________________

                                               Title: _________________________


[NOTES FOR EXISTING LENDERS WILL BE REVISED TO REFLECT THAT THEY AMEND AND RESTATE EXISTING NOTES.]

                           PAYMENTS OF PRINCIPAL


                                       Unpaid
                                       Principal                     Notation
Date                                   Balance                        Made by

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


                               EXHIBIT C-1

                   FORM OF COMPETITIVE BID QUOTE REQUEST
                             (Section 2.14(b))


To:         The First National Bank of Chicago,
            as administrative agent (the "Agent")

From:       Centerpoint Properties Trust

Re: Second Amended and Restated Unsecured Revolving Credit Agreement dated as of __________________, 1998, as amended among the Borrower, the Lenders from time to time party thereto, The First National Bank of Chicago, as Arranger, and The First National Bank of Chicago, as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement")

     1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

     2. We hereby give notice pursuant to Section 2.14(b) of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

     Borrowing Date:  _______________, 19___

          Principal Amount(1)       Interest Period(2)


     3.   Such Competitive Bid Quotes should offer
[a Competitive LIBOR Margin] [an Absolute Rate].












------------------------------
(1) Amount must be at least $10,000,000 and an integral multiple of $1,000,000.

(2) Up to 180 days, subject to the provisions of the definitions of LIBOR Interest Period and Absolute Interest Period.

     4. Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in ARTICLE VI of the Agreement.

                              CENTERPOINT PROPERTIES TRUST


                              By: ___________________________________

                              Print Name: ___________________________

                              Title: ________________________________

                                EXHIBIT C-2

                    INVITATION FOR COMPETITIVE BID QUOTES
                             (Section 2.14(c))


To:       Each of the Lenders party to
          the Agreement referred to below

Re:       Invitation for Competitive Bid Quotes to
          CenterPoint Properties Trust


     Pursuant to SECTION 2.14(c) of the Second Amended and Restated Unsecured Revolving Credit Agreement dated as of _______________, 1998 as amended from time to time, among the Borrower, the lenders from time to time party thereto, The First National Bank of Chicago, as Arranger, and the First National Bank of Chicago as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Borrowing Date:  _______________, 19___

          Principal Amount                   Interest Period

     Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.14(c) of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

     Please respond to this invitation by no later than [9:00 A.M.] (Chicago time) on _______________, 19___.

                              THE FIRST NATIONAL BANK OF CHICAGO, as
                              Administrative Agent


                              By: ____________________________________

                              Title: _________________________________

                               EXHIBIT C-3

                           COMPETITIVE BID QUOTE
                            (Section 2.14(d))


                                _______________, 19___



To:       The First National Bank of Chicago,
          as Administrative Agent

Re:       Competitive Bid Quote to CenterPoint Properties Trust
          (the "Borrower")

     In response to your invitation on behalf of the Borrower dated _______________, 19___, we hereby make the following Competitive Bid Quote pursuant to SECTION 2.14(d) of the Agreement hereinafter referred to and on the following terms:

1.   Quoting Lender: _______________________________________________________

2.   Person to contact at Quoting Lender: __________________________________

3.   Borrowing Date: ___________________________________________________ (3)

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                 [Competitive
   Principal      Interest       LIBOR Margin(6)]     [Absolute       Minimum
   Amount(4)     Period(5)                             Rate(7)]      Amount(8)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

---------------------------

(3)   As specified in the related Invitation For Competitive Bid Quotes.

(4) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 and integral multiples of $1,000,000.

(5) Up to 180 days, as specified in the related Invitation For Competitive Bid Quotes.

(6) Competitive LIBOR Margin for the applicable LIBOR Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

(7)   Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

(8)   Specify minimum amount, if any, which the Borrower may accept (see
Section 2.14(d)(ii)(4)).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Second Amended and Restated Unsecured Revolving Credit Agreement dated as of ____________________, 1998, among the Borrower, the Lenders from time to time party thereto, and The First National Bank of Chicago, as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

                                 Very truly yours,

                                 [NAME OF LENDER]


                                 By: ___________________________________

                                 Title: ________________________________

                                 EXHIBIT D

                               FORM OF OPINION

                                                ______________, 19


The Administrative Agent and
  the Lenders who are parties to the
  Credit Agreement described below

Gentlemen/Ladies:

      We are counsel for CenterPoint Properties Trust (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Second Amended and Restated Unsecured Revolving Credit Agreement among the Borrower, The First National Bank of Chicago, individually and as Administrative Agent, Lehman Brothers Holdings Inc., individually and as Documentation Agent, and the Lenders named therein, providing for Advances in an aggregate principal of up to $250,000,000 subject to possible increases to up to $350,000,000 at any one time outstanding and dated as of ______________, 1998 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

      We have examined the Borrower's articles of incorporation, by-laws, and resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

       l. The Borrower and each of its Subsidiaries and each Qualifying Investment Affiliate are either duly incorporated corporations or duly qualified and formed limited partnerships, limited liability companies, or trusts, validly existing and in good standing under the laws of their states of incorporation or formation, and they each have all requisite authority and power to enter into, and perform the obligations under, the Loan Documents and to conduct business in each jurisdiction in which the laws of such jurisdiction requires such qualification.

       2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of its obligations under the Loan Documents have been duly authorized by all necessary corporate action and/or proceedings on the part of the Borrower and will not:

           (a)  require any consent of the Borrower's shareholders;

           (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, declaration of trust, or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

           (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of, or registration or filing with, any governmental authority, which has not been obtained or made by the Borrower or any of its Subsidiaries, is required to be obtained or made by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of their obligations under the Loan Documents.

         6. The Loan does not violate the usury laws or laws regulating the use or forbearance of money of Illinois and the operation of any term of the Agreement or Loan Documents, including, without limitation, the terms regarding late charges and default interest rate or the lawful exercise of any right thereunder, shall not render the Agreement or Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

         7. The Borrower qualifies as a real estate investment trust in accordance with all applicable requirements of the Internal Revenue Code.

         This opinion may be relied upon by the Administrative Agent, the Lenders and their participants, assignees and other transferees.

                                 Very truly yours,


                                 ________________________________

                                 EXHIBIT E

                           COMPLIANCE CERTIFICATE



To: The Administrative Agent and the Lenders who are parties to the Agreement described below

         This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Unsecured Revolving Credit Agreement, dated as of ________________, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among CenterPoint Properties Trust (the "Borrower"), The First National Bank of Chicago, individually and as Administrative Agent, Lehman Brothers Holdings Inc., individually and as Documentation Agent, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected Chief Financial Officer of the Borrower.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries and Qualifying Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Administrative Agent if none are attached).

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Effect, Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

         4. Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.

         5. The financial statements and reports referred to in Section 7.1(i), 7.1(ii), 7.1(iv), or 7.1(xi), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, if any, fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein), the Property Operating Income for each Property in accordance with GAAP and adjusted per the definition of Property Operating Income contained in the Agreement, and the aggregate aging of tenant receivables at such date. The following required reporting items are not yet available but will be delivered within the ten Business Day grace period: ____________________________________.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________


         The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _____ day of ____________, 19__.

                                 CENTERPOINT PROPERTIES TRUST

                                 By: ____________________________________

                                 Print Name: ____________________________

                                 Title: _________________________________

                                   SCHEDULE I

                            Calculation of Covenants

                                                                       [QUARTER]

1.       Permitted Investments (Section 7.4)

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                                                                              Maximum
                                                          Percent           Percent of
            Category                Investment           of Market            Market
                                (i.e. Book Value)     Capitalization      Capitalization
-----------------------------------------------------------------------------------------
 (a)  unimproved land                                                           7%
-----------------------------------------------------------------------------------------
 (b)  other property holdings                                                   5%
      (excluding cash, Cash
      Equivalents, the
      Non-industrial
      Properties and
      Indebtedness of any
      Subsidiary or Qualifying
      Investment Affiliate to
      the Borrower)
-----------------------------------------------------------------------------------------
 (c)  stock holdings other                                                      5%
      than in Subsidiaries and
      Qualifying Investment
      Affiliates
-----------------------------------------------------------------------------------------
 (d)  mortgages other than                                                      5%
      Qualified Mortgages
-----------------------------------------------------------------------------------------
 (e)  joint ventures and                                                        10%
      partnerships other than
      investments in
      Qualifying Investment
      Affiliates
-----------------------------------------------------------------------------------------
 (f)  total investments in                                                      20%
      (a)-(e)
-----------------------------------------------------------------------------------------
 (g)  investments in                                                            5%
      unimproved land not
      adjacent to existing
      improvements and not
      under active planning
      for near term
      development
-----------------------------------------------------------------------------------------
 (h)  interest in operating                                                     10%
      leases
-----------------------------------------------------------------------------------------
 (i)  Identify any single property investments in excess of 10% of Market Capitalization
      (If none, insert "none".): ___________________
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------


         (j)  (i)  Total estimated cost of completion of assets under construction, excluding pre-sold assets and
                   Preleased Assets Under Development                          ___


              (ii) Market Capitalization                                       ___

ESTIMATED COST AS A PERCENTAGE OF MARKET CAPITALIZATION
[(j)(i) DIVIDED BY (j)(ii) EXPRESSED AS A PERCENTAGE]

MUST BE LESS THAN OF EQUAL TO:                                                 10%

2.       Dividends (Section 7.11)

         (a) Amount paid during most recent quarter                            ___

         (b) Amount paid during preceding three quarters                       ___

         (c) Funds From Operation during such four quarter period

             (i)   net income for such period                                  ___

             (ii)  adjustments to net income per definition
                   of Funds From Operation (See Schedule)                      ___

             (iii) Funds From Operation                                        ___

TOTAL DIVIDEND PAY OUT RATIO [(a) PLUS (b), DIVIDED BY (c)(iii)]         _________

Must be less than or equal to:                                           90% of Funds
                                                                        From Operation


3.       Variable Interest Indebtedness (Section 7.19)

         (a) Indebtedness which bears interest at an interest rate that        ___
             is not fixed through the maturity date of such Indebtedness

         (b) Amount of (a) subject to a swap, rate cap or other interest       ___
             rate management program that effectively converts the
             interest rate on such amount to a fixed rate or has
             otherwise been approved by the Required Lenders

         (c) Excludable tax exempt bonds (subject to $75,000,000 cap)          ___

VARIABLE INTEREST INDEBTEDNESS [(a) MINUS (b) MINUS (c)]:                      ___


MUST BE LESS THAN OR EQUAL TO:                                             $250,000,000


4.       Minimum Consolidated Net Worth (Section 7.20)

         (a) Consolidated Net Worth

             (i)   Market Capitalization                                       ___

             (ii)  Total Liabilities (including all
                   Indebtedness and other GAAP
                   liabilities)                                                ___

             (iii) Excludable Convertible Securities                           ___

             (iv) Consolidated Net Worth [(i) MINUS (ii) PLUS (iii)]           ___

         (b) $308,000,000

         (c) product of .75 and net proceeds of stock offerings since ____________, 1998.

         (d) sum of (b) plus (c)                                               ___

(a)  MUST BE GREATER THAN OR EQUAL TO (d).


5.       EBITDA To Fully Diluted Debt Service Ratio (Section 7.21(i))

         (a) EBITDA for the quarter most recently ended

             (i)   Borrower and its Subsidiaries                               ___

             (ii)  Allocable EBITDA of Investment Affiliates                   ___
                   (See Schedule)

             (iii) EBITDA [(i) PLUS (ii)]                                      ___

         (b) Fully Diluted Debt Service for the quarter most recently ended.

             (i)  Debt Service

                  (1)  Interest (Borrower and Subsidiaries)                    ___
                  (2)  Principal (Borrower and Subsidiaries)                   ___
                  (3)  Allocable Interest (Investment Affiliates)              ___
                  (4)  Allocable Principal (Investment Affiliates)             ___
                  (5)  Debt Service [SUM OF (1)-(4)]                           ___


             (ii)  Amount of Debt Service attributable to Excludable
                   Convertible Securities                                      ___

             (iii) Fully Diluted Debt Service [(i) MINUS (ii)]                 ___

EBITDA TO FULLY DILUTED DEBT SERVICE RATIO                                     ___
[(a) DIVIDED BY (b)]:

MUST BE GREATER THAN OR EQUAL TO:                                             2.00

6.       Consolidated Total Indebtedness Ratio (Section 7.21(ii))

         (a) Consolidated Total Indebtedness (See Schedule)                    ___

         (b) Market Capitalization

             (i)  Total Property Income Capped at Applicable Cap
                  Rate (Attach schedule noting Property Operating
                  Income for the most recent quarter by Property as appropriately annualized; for Subsidiaries and
                  Investment Affiliates include allocable share
                  only).

                  (1)  Industrial and Multi-Family Properties                  ___
                       capped at 9.5%

                  (2)  Non-industrial that is not Multi-Family
                       capped at 10.25%                                        ___

                  (3)  Sum of (1) plus (2) is Total Property                   ___
                       Income capped at Applicable Cap Rate.

             (ii)  Other Income capped at 15%                                  ___

             (iii) Value of Qualified Mortgages

                  (1)  [IDENTIFY MORTGAGE]

                       A.   Principal Balance                                  ___

                       B.   85% of value of Property                           ___
                            encumbered by Qualified Mortgage (i.e.
                            Property Operating Income for the most
                            recent quarter as appropriately
                            annualized, and capitalized at the
                            Applicable Cap Rate) less first
                            mortgage if applicable

                       C.   Lesser of (A.) and (B.)                            ___


                  (__) Sum of amount shown as (C.) for (1)-(__)                ___
                       above (maximum $50,000,000) is Value of
                       Qualified Mortgages

             (iv)  Book value of Preleased Assets Under Development            ___
                   (maximum $100,000,000)
                   [IDENTIFY ASSET, LEASE PERCENTAGE, AND DATE CONSTRUCTION
                   COMMENCED]

             (v)   Unrestricted Cash and Cash Equivalents                      ___

             (vi)  50% of lower of book value and market value                 ___
                   for land adjacent to stabilized improved
                   properties

             (vii) Sum of (i) through (vi) is "Market Capitalization"          ___


CONSOLIDATED TOTAL INDEBTEDNESS RATIO                                          ___
[(a) DIVIDED BY (b) EXPRESSED AS A PERCENTAGE]:

MUST BE LESS THAN OR EQUAL TO:                                                 50%

7.       Value of Unencumbered Assets Ratio (Section 7.21(iii))

         (a) Value of Unencumbered Assets

             (i)  Property Operating Income attributable to
                  Unencumbered Assets owned by Borrower and Qualifying Investment Affiliates as of end of quarter as appropriately annualized (including pro forma Property Operating Income for entire quarter for Unencumbered Assets acquired during the quarter), less assumed 4% management fee and assumed Capital Reserve Expenditure Amount (attach schedule noting Property Operating Income for each Unencumbered Asset as appropriately annualized; for Qualifying Investment Affiliates include allocable share only)

                  (1)  Industrial and Multi-family Properties
                       capped at 9.5%                                          ___

                  (2)  Non-Industrial Properties that are not
                       Multi-family Properties capped at 10.25%                ___

                  (3)  Total value of Unencumbered Assets other
                       than Cash and Cash Equivalents [(1) PLUS (2)]           ___


                  (4)  Deduction for Unencumbered Assets owned                 ___
                       by Qualifying Investment Affiliates
                       to the extent the value attributable
                       to such Unencumbered Assets exceeds 10%
                       of the total shown in (3) unless permitted
                       by the definition of Unencumbered Assets

                  (5)  (3) minus (4)                                           ___


             (ii)  Unrestricted Cash and Cash Equivalents owned                ___
                   by Borrower

             (iii) Allocable Share of Unrestricted Cash and Cash               ___
                   Equivalents Owned by Qualifying Investment
                   Affiliates

             (vi)  sum of (i)(5) plus (ii) plus (iii) is                       ___
                   "Value of Unencumbered Assets"

         (b) Consolidated Senior Unsecured Indebtedness                        ___
             (provided schedule of such Indebtedness, including
             unsecured debt of Investment Affiliates which own
             Unencumbered Assets.)

VALUE OF UNENCUMBERED ASSETS RATIO [(a) DIVIDED BY (b)]:

MUST BE GREATER THAN OR EQUAL TO:                                              1.75

8.       Property Operating Income Ratio (Section 7.21(iv)

         (a) Property Operating Income (after assumed management               ___
             fee and Capital Reserve Expenditure Amount from all
             Unencumbered Assets other than those which are excluded
             from the Value of Unencumbered Assets under 7(a)(i)(4)

         (b) Debt Service on Consolidated Unsecured Indebtedness and unsecured indebtedness of Qualifying Investment
             Affiliates other than those which are excluded from the Value of Unencumbered Assets under 7(a)(i)(4)

             (i)   Interest (Borrower and Subsidiaries)                        ___
             (ii)  Principal (Borrower and Subsidiaries)                       ___
             (iii) Allocable Interest (Qualifying Investment Affiliates)       ___
             (iv)  Allocable Principal (Qualifying Investment Affiliates)      ___
             (v)   Debt Service [SUM OF (i)-(iv)]                              ___


PROPERTY OPERATING INCOME RATIO [(a) DIVIDED BY (b)]                           ___

MUST BE GREATER THAN OR EQUAL TO:                                              2.00


9.       Consolidated Secured Indebtedness to Market Capitalization (Section 7.21(v))

         (a) Consolidated Secured Indebtedness

             (i)   secured indebtedness of Borrower and Subsidiaries           ___
             (ii)  prorata share of secured indebtedness of Investment
                   Affiliates                                                  ___
             (iii) Consolidated Secured Indebtedness [SUM OF (i) PLUS (ii)]    ___

         (b) Market Capitalization [(6)(b)(vii)]                         _________

         (c) (a) divided by (b)                                          _________


MUST BE LESS THAN OR EQUAL TO 30% OF MARKET CAPITALIZATION

10.      Maximum Revenue From a Single Tenant (Section 7.24)

         (a) 5% of Market Capitalization                                 _________

         (b) Identify any tenant for which rent revenue
             (exclusive of tenant reimbursements) as
             annualized exceeds amount shown in (a).                     _________

11.      Other

         Occurrence of Casualty or Condemnation at any Property or
         Property secured by an Qualified Mortgage.  (Yes/No)
         (Section 7.1(x)).  If yes, provide statement describing the occurrence and action Borrower intends to take with
         respect thereto                                                       ___

         Current on tax payments (Yes/No)  (Section 7.5)                 _________

         Insurance in full force and effect (Yes/No)
         (Sections 6.17 and 7.6)                                         _________

         Have any shares owned by Borrower's management (as
         defined in Section 7.14) been traded (Yes/No)
         If yes, describe                                                _________

         Acceleration notice received for indebtedness aggregating $5,000,000 or more (Section 7.27) since last Section 7.27 notice (Yes/No)  If yes, promptly
         provide copy of notice to the extent not previously
         submitted                                                       _________

         List all outstanding judgments (Section 8.10)                         ___

         List all properties acquired or disposed of since the date of the last financial statements delivered (including the date
         of such acquisition or disposition) (Sections 7.12 and 7.13).   _________

         List all Property Breaches and the nature of such breach,       _________
         if any.  (Section 7.30).  If such Property Breaches exist, the covenants calculated herein should be performed both with and without the affected Properties.

         NOTE: To the extent of any inconsistency between the form of this Compliance Certificate and the terms of the Agreement, the terms of the Agreement shall prevail.

                                      EXHIBIT F

                                 ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between __________ __________________________ (the "Assignor") and ________________ (the
"Assignee") is dated as of ______________, 19___. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Second Amended and Restated Unsecured Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 and 5 hereof are not made on the proposed Effective Date, unless otherwise agreed to in writing by Assignor and Assignee. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all CBR Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "LIBOR Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the LIBOR Due Date. If the Assignor and the Assignee agree that the applicable LIBOR Due Date for such LIBOR Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such LIBOR Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such LIBOR
Loan for such period, shall be remitted to the Assignor. In the event a prepayment of any LIBOR Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable LIBOR Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under SECTION 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Administrative Agent with respect to any LIBOR Loan prior to its LIBOR Due Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of CBR Loans or fees, or the LIBOR Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fee is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fee attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of ___% rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of ____% rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the fee required to be paid to the Agent in connection with this Assignment Agreement. [THIS SENTENCE CAN BE REVISED APPROPRIATELY BASED ON HOW THE FEE IS BEING PAID.]

*EACH ASSIGNOR MAY INSERT ITS STANDARD PROVISIONS IN LIEU OF THE PAYMENT TERMS INCLUDED IN SECTIONS 4 AND 5 OF THIS EXHIBIT.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [AND (vii) ATTACHES THE FORMS PRESCRIBED BY THE INTERNAL REVENUE SERVICE OF THE UNITED STATES CERTIFYING THAT THE ASSIGNEE IS ENTITLED TO RECEIVE PAYMENTS UNDER THE LOAN DOCUMENTS WITHOUT DEDUCTION OR WITHHOLDING OF ANY UNITED STATES FEDERAL INCOME TAXES].**

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                       [NAME OF ASSIGNOR]

                                       By:
                                              __________________________________

                                       Title:
                                              __________________________________

                                              __________________________________

                                              __________________________________


                                       [NAME OF ASSIGNEE]

                                       By:
                                              __________________________________

                                       Title:
                                              __________________________________

                                              __________________________________

                                              __________________________________

                                  SCHEDULE 1

                            to Assignment Agreement


1.   Description and Date of Credit Agreement:

2.   Date of Assignment Agreement: ____________, 19____

3.   Amounts (As of Date of Item 2 above):

          a.   Aggregate Commitment
               (Loans)* under
               Credit Agreement                                      $________

          b.   Assignee's Percentage
               of the Aggregate Commitment
               purchased under this
               Assignment Agreement**                                    ____%

4.   Amount of Assignee's Commitment (Loan Amount)*
     Purchased under this Assignment Agreement:                                $________

5.   Amount of Assignor's Commitment (Loan Amount)
     After Purchase under this Assignment Agreement                  _______________

6.   Proposed Effective Date:                                        _______________


Accepted and Agreed:

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]
By: _____________________                            By: _____________________
Title: __________________                            Title: __________________


 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**  Percentage taken to 10 decimal places

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address and account information for the Assignor and the Assignee

                                  EXHIBIT "I"

                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT

                                                  ____________, 19__


To:       [NAME OF ADMINISTRATIVE AGENT]
          __________________
          __________________


From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")


          1. We refer to that Second Amended and Restated Unsecured Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to SECTION 13.3.2 of the Credit Agreement.

          3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. From and after such purchase, the Assignee's Commitment shall be the amount specified in Item 4 of Schedule 1 and the Assignor's Commitment shall be the amount specified in Item 5 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by
SECTION 13.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in SECTION 13 of the Credit Agreement has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 6 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by SECTION 13.3.2 of the Credit Agreement.

          6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new
Note in the appropriate amount.

          7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                     NAME OF ASSIGNEE

By: _____________________                            By: _____________________

Title: __________________                            Title: __________________


ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent


By: _____________________
Title: __________________


                [ATTACH PHOTOCOPY OF SCHEDULE 1 TO ASSIGNMENT]

                                   EXHIBIT G

                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:  The First National Bank of Chicago,
     as Administrative Agent (the "Agent") under the Credit Agreement Described Below

Re: Second Amended and Restated Unsecured Revolving Credit Agreement, dated as of ____________, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement"), among CenterPoint Properties Trust (the "Borrower"), The First National Bank of Chicago, individually and as Administrative Agent, Lehman Brothers
          Holdings Inc., individually and as Document Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with SECTION 2.17 of the Credit Agreement.

Facility Identification Number(s) ______________________________________________

Customer/Account Name __________________________________________________________

Transfer Funds To ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative)           Date ____________________

__________________                         ________________________


________________________________             ___________________________________
(PLEASE PRINT)                               SIGNATURE

Bank Officer Name                            Date ______________________________

________________________________             ___________________________________
(PLEASE PRINT)                               SIGNATURE

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT H

            MINIMUM SPECIFICATIONS FOR ENVIRONMENTAL INVESTIGATIONS

     The following are Guidelines for the qualification of firms and environmental professionals and for information to be included in Environmental Site Assessments. These standards include the minimum elements common to acceptable site assessments. Generally, it is intended for the standards to be consistent with those outlined in the American Society for Testing and Materials ("ASTM") Designation: E 1527-93.

QUALIFICATIONS OF INVESTIGATING FIRM

     The firm or environmental professional must have 5 years of experience in hazardous substances investigation. The environmental professional supervising and signing the report should be experienced in environmental site investigations, and should have relevant environmental experience and technical qualifications, such as demonstrated by professional registration and/or advanced education in related disciplines. The firm or environmental professional performing the work should have adequate professional liability insurance. Borrower and Lenders may agree in advance on qualified firms or environmental professionals that will conduct the Phase I Reports. Borrower may from time to time select other firms or environmental professionals that meet the minimum qualifications set out above to conduct a Phase I Report, subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed.

DEPTH OF REPORTING REQUIRED

     Phase I - consists of site description, review of historical and regulatory data and physical inspection. The firm or environmental professional will follow the standard practices set out in the ASTM E 1527-93 guidelines in conducting the Phase I Site Assessment and drafting the Report and in preparing the Findings and Conclusions. All deletions and deviations from the ASTM E 1527-93 guidelines shall be listed individually and in detail. As an additional component of the Phase I Site Assessment, the firm or environmental professional will conduct an asbestos survey or inspection in accordance with the protocols set by OSHA under the Occupational Safety & Health Act (including protocols set forth under the Asbestos Hazard Emergency Response Act (AHERA) that are incorporated into the OSHA protocols) unless an alternate protocol is approved by the Administrative Agent. In all events such survey or inspection shall comply with all applicable Environmental
Laws, including, but not limited to, 29 C.F.R. Section 1910.1001. The firm or environmental professional will also conduct a lead-based paint survey or inspection when necessary, including but not limited to prior to demolition or renovation work and as required by all applicable Environmental Laws, including, but not limited to 29 C.F.R. Sections 1910.1025 and 1926.62. If no potential contamination is indicated, the report should so state, and a specific statement should be made that no further investigation is required.

     Phase II - If a Phase I examination indicates the presence of recognized environmental conditions which would warrant further appropriate inquiry, the consultant should document the basis for that conclusion, recommend a testing program for further evaluation, including the areas to be tested and, if appropriate, the hazardous constituents of concern, sampling procedures to be used and methods used to assess the samples. If after evaluating the recommendation, the Borrower determines that a Phase II is necessary, then the Borrower will request the firm or environmental professional to prepare a bid, and may solicit competitive bids from other firms or environmental professionals. The Phase II Report should document the extent, and, if possible, source, of contamination so that the Borrower can assess whether remediation is required under applicable Environmental Laws. If the Borrower plans to conduct remediation estimated to cost more than $250,000 for any Project, the Borrower will promptly provide written notice to the Administrative Agent. If the Borrower does not follow the recommendation of the firm or environmental professional to conduct a Phase II investigation or remediation for any Project, the Borrower will promptly provide written notice to the Administrative Agent.

RELIANCE ON PHASE I REPORT

     The Phase I Report shall include a statement that the firm or environmental professional acknowledges that the Lenders will be relying on the Report.

                                   EXHIBIT I

                         FORM OF DESIGNATION AGREEMENT

                          Dated ____________, 199___

     Reference is made to the Second Amended and Restated Credit Agreement dated as of ____________, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CenterPoint Properties Trust, a Maryland real estate investment trust (the "Borrower"), the Banks parties thereto, and The First National Bank of Chicago, as Administrative Agent (the "Administrative Agent") for the Banks. Terms defined in the Credit Agreement are used herein with the same meaning.

     ____________ (the "Designor"), ____________ (the "Designee"), the
Administrative Agent and the Borrower agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to Section 2.14 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to such
Section 2.14 shall be effective at the time of the funding for such Competitive Bid Loan and not before such time.

     2. The Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any Loan Party of the performance or observance by the Borrower or any Loan Party or any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto. (It is acknowledged that the Designor may make representations and warranties of the type described above in other agreements to which the Designor is a party).

     3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own independent credit analysis and decision to enter into this Designation Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

     4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and made approvals, waivers, consents or amendment to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

     5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

     6. Neither the Administrative Agent nor the Borrower shall institute, or join any other person in instituting, against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law at any time that the Designee has any outstanding debt or other securities which are rated by S&P, Moody's or any other rating agency or at any time within one year and one day after the date such debt or other securities have been repaid in full.

     7. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, PROVIDED that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damage, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

     8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as pursuant to Section 2.14 of the Credit Agreement and the rights and obligations of a Lender related thereto.

     9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to the provisions thereof regarding conflicts of law.

     10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as of delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(9) ____________, 199__
                                                 [NAME OF DESIGNOR], as Designor

___________________                              By: ___________________________

___________________                              Title: ________________________


                                                 [NAME OF DESIGNEE], as Designee

___________________                              By: ___________________________

___________________                              Title: ________________________

                                                 Applicable Lending Office (and
                                                 address for notices):

                                                                       [ADDRESS]

Accepted this ____ day
of ____________, 199__

[AGENT], as Agent                                [BORROWER]

By: _______________________________              By: ___________________________

_______________

Title: ____________________________              Title: ________________________

_______________



____________________
     (9) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Administrative Agent.

                                   EXHIBIT J

                   AMENDMENT TO SECOND AMENDED AND RESTATED
                     UNSECURED REVOLVING CREDIT AGREEMENT

     This Amendment to the Second Amended and Restated Unsecured Revolving Credit Agreement (the "Amendment") is made as of _______________, _____, by and among Centerpoint Properties Trust ("Borrower"), The First National Bank of Chicago, individually and as "Administrative Agent", and one or more new or existing "Lenders" shown on the signature pages hereof.

                                R E C I T A L S

A. Borrower, Administrative Agent and certain other Lenders have entered into a Second Amended and Restated Unsecured Revolving Credit Agreement dated as of ____________, 1998 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $250,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $___,000,000; and
(ii) admit [NAME OF NEW BANKS] as "Lenders" under the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  AGREEMENTS

     1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

     2. From and after ____________, ____ (the "Effective Date") (i) [NAME OF NEW BANKS] shall be considered as "Lenders" under the Credit Agreement and the Loan Documents, and (ii) [NAME OF EXISTING LENDERS] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective
Date, execute and deliver to each of such new or existing Lenders a new or amended and restated Note in the amount of such Commitment (and in the case of a new Lender, a Competitive Bid Note as well).

     3. From and after the Effective Date, the Aggregate Commitment shall equal ______ Million Dollars ($___,000,000).

     4. For purposes of Section 14.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [NAME OF NEW BANKS] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

     5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article VI of the Credit Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

     6. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

     7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

CENTERPOINT PROPERTIES TRUST, a                     THE FIRST NATIONAL BANK OF
Maryland real estate investment trust               CHICAGO, Individually and as
                                                    Administrative Agent

By: _______________________
Print Name: _______________                         By: ________________________
Title: ____________________                         Print Name: ________________
                                                    Title: _____________________

1808 Swift Road
Oakbrook, Illinois 60532-1501                       One First National Plaza
Phone: ________________                             Chicago, Illinois 60670
Facsimile: ____________                             Phone: (312) 732-2107
Attention: Paul S. Fisher                           Facsimile: (312) 732-1117
                                                    Attention: Gregory Gilbert
                                                               Suite 0151,
                                                               14th Floor

Amount of Commitment:    $________                  [NAME OF NEW LENDER]
                          ________

                                                    By: ________________________
                                                    Print Name: ________________
                                                    Title: _____________________

                                                    [ADDRESS OF NEW LENDER]

                                                    Phone: _____________________
                                                    Facsimile: _________________
                                                    Attention: _________________

                                      SCHEDULE 1

                          SUBSIDIARIES AND OTHER INVESTMENTS
                                  (See SECTION 6.7)


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Qualifying
                                                                                    Investment                       Description
   Investment      Owned        Amount of        Percent      Jurisdiction of       Affiliate        Properties      of Business
       In            By        Investment       Ownership      Organization        (Yes or No)          Owned         Operations
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                    SCHEDULE 2

                                UNENCUMBERED ASSETS
                                (See SECTION 6.24)


-----------------------------------------------------------------------------------------------------------------------------------
       Project Name                                        Date Placed                             Fee or          If Leasehold,
       and Address**           Type of Project             In Service            Owned By         Leasehold        Ground Lessor


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------


** Those Properties identified with an asterisk are Restricted Unencumbered Assets (as defined in SECTION 7.25).

                                      SCHEDULE 3

                                INDEBTEDNESS AND LIENS
                                  (See SECTION 7.16)


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Maturity and
    Indebtedness       Indebtedness          Property          Amount of
    Incurred By          Owned To           Encumbered       Indebtedness
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                 SCHEDULE 4

                        PLANS AND MULTIEMPLOYER PLANS


                                   None.

                                  SCHEDULE 5

                          ENVIRONMENTAL DISCLOSURES


                                    None.

                                  SCHEDULE 6

                           NONCOMPLIANCE WITH LAWS


                                    None.

                                  SCHEDULE 7

                        LITIGATION AND INVESTIGATIONS


                                    None.

                                  SCHEDULE 8

                            CONTINGENT OBLIGATIONS


                                    None.

                                  SCHEDULE 9

                             INDEBTEDNESS DEFAULTS


                                     None.